Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Dex Liquidating Co. (f/k/a Dextera Surgical Inc.),’’1 Debtor.	Chapter 11 Case No. 17-12913 (KJC)

DISCLOSURE STATEMENT RELATING TO

DEBTOR’S FIRST AMENDED CHAPTER 11 PLAN OF LIQUIDATION

  SAUL EWING ARNSTEIN & LEHR LLP

  Mark Minuti (DE No. 2659)

  Teresa K.D. Currier (DE No. 3080)

  Monique DiSabatino (DE No. 6027)

  1201 North Market Street, Suite 2300

  Wilmington, DE 19801

  Telephone: (302) 421-6800

  Facsimile: (302) 421-5873

  mark.minuti@saul.com

  teresa.currier@saul.com

  monique.disabatino@saul.com

  —and—

  Adam H. Isenberg

  Centre Square West

  1500 Market Street, 38th Floor

  Philadelphia, PA 19102

  Telephone: (215) 972-8662

  Facsimile: (215) 972-1853

  adam.isenberg@saul.com

  Attorneys for the Debtor and Debtor-in-Possession

  COOLEY LLP

  Robert L. Eisenbach III (admitted pro hac vice)

  101 California Street, 5th Floor

  San Francisco, CA 94111

  Telephone: (415) 693-2000

  Facsimile: (415) 693-2222

  reisenbach@cooley.com

  Special Corporate Counsel for Debtor and Debtor-in-Possession

Dated: August 27, 2018

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE “BANKRUPTCY COURT”) UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISTRIBUTION OF THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN. THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.

____________________________

1           The last four digits of the Debtor’s federal tax identification number are 7832. The Debtor’s address is 7 West 41st Avenue - # 245, San Mateo, CA  94403.

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E.	Continued Corporate Existence	32
F.	Cancellation of Interests	33
G.	Exemption from Certain Transfer Taxes	33
H.	Remaining Assets	33
I.	Causes of Action/Setoff and Recoupment	34
J.	Post-Effective Date Costs	34
K.	Preservation of Causes of Action	35
L.	Effectuating Documents; Further Transactions	35
M.	Reserves and Distribution Accounts	35
N.	Distribution Provisions	37
O.	Distribution Record Date	40
P.	De Minimis Fund Distribution	40
Q.	Treatment of Executory Contracts and Unexpired Leases	40
R.	Allowance and Payment of Certain Administrative Claims	41
S.	Conditions Precedent to Occurrence of the Effective Date	42
T.	Binding Effect	42
U.	No Discharge of the Debtor	42
V.	Releases by the Debtor	42
W.	Injunction	43
X.	Term of Bankruptcy Injunction or Stays	43
Y.	Levy, Garnishment and Attachment	44
Z.	Exculpation and Limitation of Liability	44
AA.	Indemnification Obligations	45
BB.	Good Faith	45
CC.	Confirmation Order	45

IX. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES		45
A.	General	46
B.	Importance of Obtaining Professional Tax Assistance	46

X. REQUIREMENTS FOR CONFIRMATION OF THE PLAN		46
	Acceptance by Impaired Classes	47
	Feasibility	48
	Best Interests of Creditors; Liquidation under Chapter 7 of the Bankruptcy Code	49

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		49

XII. RECOMMENDATION AND CONCLUSION		51

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I.

INTRODUCTION

All capitalized terms used in this disclosure statement (the “Disclosure Statement”) and not otherwise defined herein shall have the meanings ascribed thereto in the Debtor’s First Amended Chapter 11 Plan of Liquidation, dated August 27, 2018, attached hereto as Exhibit “A” (the “Plan”) (see Article I of the Plan entitled “Defined Terms and Rules of Interpretation”).

THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PLAN. PLEASE READ THIS DOCUMENT WITH CARE.

PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. IN THE EVENT OF ANY CONFLICT BETWEEN THE DESCRIPTIONS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL GOVERN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAW OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS OF, OR INTERESTS IN, THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THE DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTOR AND DEBTOR-IN-POSSESSION IN THIS CHAPTER 11 CASE. YOU ARE STRONGLY URGED TO CONSULT WITH YOUR FINANCIAL, LEGAL AND TAX ADVISORS TO FULLY UNDERSTAND THE PLAN AND DISCLOSURE STATEMENT.

THE DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS, BY ITS NATURE, FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY FORECASTED OR PROJECTED RESULTS CONTAINED HEREIN WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY FROM THOSE SHOWN, POSSIBLY BY MATERIAL AMOUNTS.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, IF ANY, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

THE DEBTOR BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF, AND PROVIDES THE HIGHEST AND BEST RECOVERIES TO, HOLDERS OF ALL CLASSES OF CLAIMS AND INTERESTS. ALL HOLDERS OF INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND RECEIVED BY 5:00 P.M., EASTERN TIME, ON _____________, 2018 (THE “VOTING DEADLINE”).

THE DEBTOR RESERVES THE RIGHT TO FURTHER AMEND THIS DISCLOSURE STATEMENT AND THE ATTACHED PLAN.

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II.

NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

Dex Liquidating Co. (f/k/a Dextera Surgical, Inc.), the above-captioned debtor and debtor in possession (the “Debtor”), has prepared and filed the Debtor’s Plan. The Plan provides for the wind down and liquidation of the Debtor.

The purpose of this Disclosure Statement is to enable holders of Claims and Interests, who are entitled to vote on the Plan, to make an informed decision when exercising their right to accept or reject the Plan. As such, each Holder of an Interest entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting. No solicitation of votes to accept or reject the Plan may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. Moreover, except for the Debtor and certain of the Debtor’s Professionals, no person has been authorized to use or promulgate any information concerning the Debtor, its business or the Plan other than the information contained in this Disclosure Statement, and if given or made, such information may not be relied upon as having been authorized by the Bankruptcy Court.

III.

INSTRUCTIONS FOR VOTING

A.	Voting Deadline

The Bankruptcy Court has fixed ______, 2018 as the Voting Deadline. Only holders of Claims or Interests on the Voting Deadline and certain other parties specified by the Bankruptcy Court are entitled to receive a copy of this Disclosure Statement and related materials.

Each Holder of an Interest entitled to vote, after carefully reviewing this Disclosure Statement, including the attached exhibits, should indicate their acceptance or rejection of the Plan by voting for or against the Plan on the enclosed Ballot and return the same to the address set forth on the Ballot in the enclosed, postage prepaid, return envelope so that it will be received by Omni Management Group (the “Voting Agent”) no later than ___________ p.m. on the Voting Deadline. BALLOTS SENT BY FACSIMILE TRANSMISSION OR ELECTRONIC MAIL ARE NOT ALLOWED AND WILL NOT BE COUNTED.

DO NOT RETURN ANY OTHER DOCUMENTS WITH YOUR BALLOT.

You may be bound by the Plan if it is accepted by the requisite holders of Interests even if you do not vote to accept the Plan or if you are the holder of an Unimpaired Claim or Interest.

B.	Further Information/Additional Copies

If you have any question about (1) the procedures for voting your Interest, (2) the packet of materials that you have received or (3) the amount of your Claim or Interest, or if you wish to obtain an additional copy of the Plan or this Disclosure Statement, please contact:

DEX LIQUIDATING CO. BALLOT PROCESSING

c/o Omni Management Group

5955 De Soto Avenue, Suite 100

Woodland Hills, CA 91367

(844) 455-1260 (toll free, U.S. and CANADA)

(818) 906-8300 (all other international calls)

C.	Objections to Confirmation/Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a Confirmation Hearing commencing on __________, 2018 at __:__ __.m., prevailing Eastern Time, before the Honorable Kevin J. Carey, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Courtroom 5, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before ___________, 2018.

THE DEBTOR SUPPORTS CONFIRMATION OF THE PLAN AND URGES ALL HOLDERS OF IMPAIRED INTERESTS THAT ARE ELIGIBLE TO VOTE TO ACCEPT THE PLAN.

IV.

EXPLANATION OF CHAPTER 11

A principal goal of a chapter 11 bankruptcy case is to reorganize a debtor’s business, or liquidate a debtor’s assets, for the benefit of creditors and parties in interest. The plan of reorganization or liquidation is the blueprint for accomplishing this goal, as it sets forth the means for satisfying the holders of claims against, and interests in, the debtor’s estate. Upon confirmation of a plan, the plan becomes binding on the debtor and all of its creditors and equity holders, and the obligations owed by the debtor to such parties are compromised and exchanged for the obligations specified in the plan.

After a plan of reorganization or liquidation has been filed, the holders of impaired claims against, and interests in (if any), a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to holders of Claims against, and Interests in, the Debtor in order to satisfy the requirements of section 1125 of the Bankruptcy Code in connection with the Debtor’s solicitation of votes on the Plan.

A bankruptcy court may confirm a plan of reorganization or liquidation even though fewer than all the classes of impaired claims and equity interests accept such plan. For a plan to be confirmed despite its rejection by a class of impaired claims or equity interests, the plan must be accepted by at least one class of impaired claims (determined without counting the vote of insiders) and the proponent of the plan must show, among other things, that the plan does not “discriminate unfairly” and the plan is “fair and equitable” with respect to each impaired class of claims or equity interests that has not accepted the plan. For present purposes, the Plan has been structured so that it will satisfy the foregoing requirements as to any rejecting class of Interests and can therefore be confirmed, if necessary, over the objection of any classes of Interests.

V.

BRIEF OVERVIEW OF THE PLAN

The Plan provides for the treatment of Claims against, and Interests in, the Debtor in In re Dex Liquidating Co. (f/k/a Dextera Surgical Inc.), Case No. 17-12913 (KJC). The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan. In summary, the Plan provides for, among other things the: (i) classification and treatment of unclassified and classified Claims and Interests; (ii) liquidation of the Debtor’s Remaining Assets; (iii) wind down of the Debtor’s Estate; and (iv) reconciliation of Claims and/or Interests.

A.	Summary of Classifications Under the Plan

The following is a summary of the estimated Plan Distributions. It is qualified in its entirety by reference to the full text of the Plan, which is attached to this Disclosure Statement as Exhibit “A.” The Claim amounts and Estimated Recovery amounts set forth below reflect what the Debtor believes to be reasonable estimates of the likely resolution of outstanding disputed Claims and projected future costs and expenses. Although these estimates have been prepared in good faith, the Debtor does not warrant their accuracy and the actual allowed amount of Claims and actual distributions to holders of Interests may differ significantly from the amounts set forth below. Any creditor that filed a proof of claim in an amount, or with a priority, different from that set forth in the Debtor’s Schedules is subject to potential dispute regarding the appropriate amount and/or priority of such creditor’s Allowed Claim.

Class	Class Name	Estimated Allowed Claim Amounts	Estimated Recovery & Treatment
n/a	Administrative Claims	$872,000

On, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Administrative Claim is an Allowed Administrative Claim on the Effective Date, or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive (a) Cash from the SAP Claims Reserve Account, equal to the amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtor shall have agreed upon in writing.

Notwithstanding the above or anything to the contrary contained in the Plan, any Administrative Claim of Aesculap arising from or related to the Aesculap APA, the Aesculap Escrow Agreement and/or any document executed in connection therewith, shall be payable solely from the Aesculap Escrow, to the extent provided in, and subject to the terms of, the Aesculap APA and the Aesculap Escrow Agreement.

Anticipated recovery: 100%

Class	Class Name	Estimated Allowed Claim Amounts	Estimated Recovery & Treatment
n/a	Professional Fee Claims	$661,000

On or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date a Professional Fee Claim becomes an Allowed Professional Fee Claim, a Holder of an Allowed Professional Fee Claim shall receive Cash from the Professional Fee Claims Reserve equal to the unpaid portion of the Allowed Professional Fee Claim.

Anticipated recovery: 100%

n/a	Priority Tax Claims	$172,000

Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive Cash from the SAP Claims Reserve Account, as applicable, in an amount equal to such Allowed Priority Tax Claim on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Tax Claim is an Allowed Priority Tax Claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Tax Claim.

Anticipated recovery: 100%

1	Priority Non-Tax Claims	$0.00

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Non-Tax Claim is an Allowed Priority Non-Tax claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Non-Tax Claim, the Debtor’s Representative shall pay, from the SAP Claims Reserve Account, to each Holder of an Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim.

Anticipated recovery: 100%

2	Secured Claims	$0.00

Except to the extent that a Holder of an Allowed Class 2 Secured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 2 Secured Claim is an Allowed Class 2 Secured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Secured Claim, the Debtor’s Representative shall either: (i) pay from the SAP Claims Reserve Account, to each Holder of an Allowed Class 2 Secured Claim, Cash in an amount equal to such Allowed Class 2 Secured Claim; or (ii) release to such Holder the collateral securing such Allowed Class 2 Secured Claim. Notwithstanding the preceding, or anything in the Plan to the contrary, nothing contained in the Plan is intended to preclude or prevent payment to the Holder of an Allowed Class 2 Secured Claim of the proceeds of the sale of any asset in which such Holder has a Lien as and when such proceeds become available for distribution.

Anticipated recovery: 100%

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[2]	The estimated Allowed General Unsecured Claims amount assumes Court approval of the Settlement Motion as defined and described in Section VII. K. of this Disclosure Statement.

Class	Class Name	Estimated Allowed Claim Amounts	Estimated Recovery & Treatment
3	General Unsecured Claims	$2,786,000[2]

Except to the extent that a Holder of an Allowed Class 3 General Unsecured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 3 General Unsecured Claim is an Allowed Class 3 General Unsecured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Class 3 General Unsecured Claim, the Debtor’s Representative shall pay from the Distribution Account, to each Holder of an Allowed Class 3 General Unsecured Claim, Cash in an amount equal to such Allowed Class 3 General Unsecured Claim plus interest on such Allowed Class 3 General Unsecured Claim at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

For the avoidance of doubt, (a) Fundamental Transaction Claims, (b) Warrant Claim  and  (c) Equity Holder Claims, shall be treated as Class 3 General Unsecured Claims, subject to the right of the Debtor and the Debtor’s Representative to object to such Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek the subordination of such Claims pursuant to section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Classes 6, 7 or 8. If and to the extent Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are determined to be Allowed Class 3 General Unsecured Claims and are not subordinated, they shall receive the same treatment set forth above for Allowed Class 3 General Unsecured Claims.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims, Allowed Warrant Claims, as applicable, and/or Allowed Equity Holder Claims plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are Fully Subordinated, then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

Anticipated recovery: 100%

Class	Class Name	Estimated Allowed Claim Amounts	Estimated Recovery & Treatment
4	Series B Convertible Preferred Stock	N/A

On the Effective Date, each share of outstanding Series B Convertible Preferred Stock shall be deemed, without any action by any Person, to be converted to shares of Class 5 Common Stock, by dividing $1,000 by the conversion price of $0.27 (i.e., so that each outstanding share of Series B Convertible Preferred Stock shall be deemed converted into 3,703 shares of Common Stock), or pursuant to such other conversion formula as the Bankruptcy Court may deem appropriate.

Holders of Class 4 Series B Convertible Preferred Stock, as converted to shares of Common Stock in the manner set forth above, shall receive the treatment under the Plan afforded to Holders of Class 5 Common Stock.

The anticipated recovery on account of Allowed Series B Convertible Preferred Stock is from $0.009 to $0.066 per share of Common Stock (i.e., once converted to Common Stock in accordance with the Plan).[3]

5	Common Stock	N/A

Each Holder of Class 5 Common Stock as of the Effective Date (including, for the avoidance of doubt, each Holder of Deemed Common Stock) shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution that is determined by application of the following formula, or such other percentage of the Cash Available For Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order:

(I) the Common Stock Holder’s Proportionate Share times the Cash Available for Distribution divided by (II) the sum of (y) the amount of all Allowed Fully Subordinated Fundamental Transaction Claims plus the amount of all Allowed Fully Subordinated Warrant Claims plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (z) Cash Available For Distribution.

The term “Common Stock Holder’s Proportionate Share” shall be the percentage obtained by dividing (i) the number of shares of Common Stock held by an applicable Holder of Common Stock by (ii) the Outstanding Shares.

The anticipated recovery on account of Allowed Common Stock is from $0.009 to $0.066 per share of Common Stock.[4]

6	Series 1 and 2 Warrants	N/A

Except to the extent exercised in accordance with the terms of the Series 1 and 2 Warrants prior to the Effective Date, Class 6 Series 1 and 2 Warrants shall receive no distribution, and retain no property, under this Plan. All Series 1 and 2 Warrants existing as of the Effective Date shall be cancelled and terminated upon the occurrence of the Effective Date.

Anticipated recovery: none

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[3]	The ultimate recovery for Allowed Class 4 Interests will turn, in large part, upon the amount of funds released to the Debtor from the Indemnification Escrow.

[4]	The ultimate recovery for Allowed Class 5 Interests will turn, in large part, upon the amount of funds released to the Debtor from the Indemnification Escrow.

Class	Class Name	Estimated Allowed Claim Amounts	Estimated Recovery & Treatment
7	Restricted Stock Units	N/A

Except to the extent exercised in accordance with the terms of the Restricted Stock Units prior to the Effective Date, Class 7 Restricted Stock Units shall receive no distribution, and retain no property, under the Plan. All Restricted Stock Units existing as of the Effective Date shall be cancelled and terminated upon the occurrence of the Effective Date.

Anticipated recovery: none

8	Employee Stock Options	N/A

Except to the extent exercised in accordance with the terms of the Employee Stock Options prior to the Effective Date, Class 8 Employee Stock Options shall receive no distribution, and retain no property, under the Plan. All Employee Stock Options existing as of the Effective Date shall be cancelled and terminated upon the occurrence of the Effective Date.

Anticipated recovery: none

VI.

GENERAL INFORMATION

The Debtor is Dex Liquidating Co. (f/k/a Dextera Surgical Inc.).

A.	Business of the Debtor

Founded in 1997 as Vascular Innovations, Inc., the Debtor changed its name in November 2001 to Cardica, Inc., in June 2016 to Dextera Surgical Inc. and in April 2018 to Dex Liquidating Co. The Debtor had its initial public offering in 2006 and its common stock is publicly traded and, prior to its bankruptcy filing, had been listed on the NASDAQ Capital Market (DXTR). Prior to the Court-approved sale of substantially all of its operating assets on January 24, 2018 (the “Sale”), the Debtor was an innovative medical device company that designed and manufactured proprietary stapling devices that enable the advancement of minimally invasive surgical procedures, as discussed more fully below.

On the Petition Date, the Debtor employed approximately 47 full-time employees and two part-time employees. The Debtor also had a wholly-owned German subsidiary, Dextera Surgical GmbH, located in Laichingen, Germany, which employed one employee and which was used in connection with product sales in Europe. Dextera Surgical GmbH has not filed for bankruptcy or insolvency protection under U.S. or German law.

As of September 30, 2017, the Debtor’s financial statements reflected assets with a book value totaling approximately $6.53 million and liabilities totaling approximately $14.821 million, and as of the Petition Date, the Debtor had Scheduled assets of approximately $3,878,736.53, consisting of, inter alia, amounts held in bank accounts, inventory, raw materials, work in process, accounts receivable, tax refunds, tax credits, interests in net loss carryforwards, intellectual property, vehicles, equipment, office furniture, various licenses and interests in certain insurance policies and utility deposits. The Debtor’s liabilities were in the Scheduled amount of approximately $5,055,898.15, and included various obligations, largely to unsecured creditors.

B.	History of the Debtor and its Medical Innovations

With increasing demand for minimally invasive surgery, the Debtor designed a disruptive product in the MicroCutter 5/80™, the world’s first and only five-millimeter surgical stapler that articulates to 80 degrees in each direction. As the smallest-profile articulating stapler available today, the MicroCutter 5/80 reduces the amount of dissection and tissue handling required to position the stapler in confined spaces, enabling access to difficult-to-reach anatomy. The cartridge-based device’s small size and wide articulation range are designed to enhance the surgeon’s access and visualization at the surgical site, and to mitigate limitations on the advancement of minimally invasive surgical approaches created by larger stapling devices.

The Debtor also marketed the only automated anastomosis devices for coronary artery bypass graft surgery on the market today: the C-Port® Distal Anastomosis Systems and PAS-Port® Proximal Anastomosis System. These products, sold by the Debtor under the Cardica brand name, demonstrated long-term reliable clinical performance for more than a decade.

The Debtor commercialized and developed the MicroCutter 5/80 Stapler based on proprietary ‘‘staple-on-a-strip’’ technology intended for use by thoracic, pediatric, bariatric, colorectal and general surgeons. This technology enabled the Debtor to develop products with innovative features such as consistent staple forms, significantly reduced tool shaft diameter and increased articulation. Together, these advances in stapler design enable surgeons to perform procedures on a broader array of patients and to develop procedural methods previously unattainable with existing products in the market.

The MicroCutter 5/80 is a cartridge-based stapler device with a 5 millimeter shaft diameter, 80 degrees of articulation in both directions, and a 30 millimeter staple line. It is cleared for specified indications for use in the United States, and in the European Union (EU), for a broader range of specified indications of use. The Debtor estimates that the commercially available MicroCutter 5/80, along with additional potential products, if developed, would be suited for use in approximately 1.4 million procedures annually in the United States, involving an estimate of over four million staple cartridge deployments, three million of which would likely be deployed in laparoscopic procedures.

In January 2016, the Debtor received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”), to use the MicroCutter 5/80 with a white reload, to deploy staples for use in thin tissue, and in July 2016, received FDA 510(k) clearance to use the MicroCutter 5/80 with a blue reload, to deploy staples for use in medium thickness tissue, both for the transection and resection in open or minimally invasive urologic, thoracic, and pediatric surgical procedures. These clearances complemented the existing indications for use of the MicroCutter 5/80 in surgical procedures in the small and large intestine and in the appendix.

Following the 510(k) clearances, the Debtor conducted an evaluation of the MicroCutter 5/80, which deploys both blue and white cartridges, with selected centers of key opinion leaders in the U.S. and Europe. This was done through initial market preference testing to evaluate surgeons’ preferences and to validate the MicroCutter’s clinical benefits prior to broadening its commercial launch. The Debtor completed market testing of the MicroCutter 5/80 with approximately 55 procedures and 200 staple cartridge deployments. In this market preference testing, the MicroCutter 5/80 demonstrated reliable and consistent hemostasis (stopping of the blood flow).

Following this successful evaluation of the MicroCutter 5/80, the Debtor expanded the commercial launch to a select group of customers in the U.S. and Europe. The Debtor conducted the MicroCutter-Assisted Thoracic Surgery Hemostasis, or MATCH, registry, a post-market surveillance registry, to evaluate the hemostasis and ease-of-use for the MicroCutter 5/80. This is an open-label, multi-center registry and the Debtor planned to enroll up to 120 patients requiring surgical stapling during a lobectomy (surgical removal of a lobe of an organ) or segmentectomy (surgical removal of a segment of a lung lobe) at leading centers in the U.S. and Europe. As of September 30, 2017, the Debtor had enrolled 107 patients in the MATCH registry.

In May 2017, the Debtor filed a 510(k) with the FDA seeking to expand the indications for use of the MicroCutter 5/80 to include surgery on solid organs, including liver, pancreas, kidney and spleen. The Debtor received clearance from the FDA for this 510(k) for open surgical procedures in August 2017.

C.	Management

As of the Petition Date, the ownership and management of the Debtor consisted of the following:

CEO: Julian Nikolchev

Directors: Gregory Casciaro, Michael Bates, R. Michael Kleine, Samuel Navarro, Thomas A. Afzal

Vice Presidents: Gregory Watson; Liam Burns; Robert Newell IV

Chief Operating Officer: Thomas Palermo

Shareholders: The 48,206,226 shares in the Debtor are widely held.

D.	Summary of Prepetition Indebtedness and Capital Structure

Prepetition CMI Indebtedness.

On September 2, 2011, the Debtor entered into a Secured Note Purchase Agreement (the “Note Purchase Agreement”) with Century Medical, Inc. (“CMI”), a Japanese corporation that is a wholly owned subsidiary of Itochu Corp. CMI is the Debtor’s distributor in Japan of the PAS Port Proximal Anastomosis System, and has distributed it since 2004. Pursuant to the Note Purchase Agreement, the Debtor issued to CMI a Secured Promissory Note (the “Note”) in the original principal amount of $4,000,000, with interest accruing at an annual rate of 5%, payable quarterly in arrears. Under the terms of the Note Purchase Agreement, as amended on September 14, 2017, quarterly principal payments of $125,000, plus accrued interest, are due under the Note on December 31, 2017, March 31, 2018, and June 30, 2018, with the remaining principal balance of $3.5 million due on September 18, 2018.

To secure the Debtor’s obligations under the Note Purchase Agreement and the Note, the Debtor executed a Security Agreement dated as of September 2, 2011, granting CMI a security interest in substantially all of the Debtor’s personal property assets and proceeds thereof but, with respect to intellectual property, only in such intellectual property, licenses, and payment intangibles of the Debtor related to the PAS-Port™ product (collectively, the “CMI Collateral”). As such, CMI did not receive a security interest in the Debtor’s intellectual property, including patents, related to the C-Port system, the MicroCutter, or the Debtor’s other products. On December 9, 2011, CMI entered into a deposit account control agreement with Silicon Valley Bank, at which the Debtor maintained its bank accounts, and also entered into a collateral account agreement with Oppenheimer, at which the Debtor previously maintained a securities account.

On September 25, 2017, CMI filed a UCC-1 Financing Statement (“UCC-1”) with the Secretary of State for the State of Delaware with respect to the other personal property assets granted to CMI as collateral. CMI had not previously filed a UCC-1 Financing Statement.

As of the Petition Date, the outstanding principal the Debtor owed to CMI was $3.875 million and accrued interest under the Note was approximately $33,000 (the “CMI Indebtedness”).

Capital Structure.

As of the Petition Date, the Debtor was authorized to issue two classes of capital stock, designated as Common Stock and Series B Preferred Stock. As of October 31, 2017, there were 48,206,266 shares of Common Stock outstanding and 172 Series B Preferred shares outstanding. Each share of Series B Preferred was convertible into 3,704 common shares and, if all Series B Preferred shares were converted to Common Stock, then 637,088 additional shares of Common Stock would be outstanding. As of the Petition Date, there were also 1,735,267 stock options and restricted stock units outstanding with an average exercise price exceeding $3.00 per share.

The Debtor’s most recent public offering was completed on May 15, 2017, involving 8,000 shares of convertible Series B Preferred and related Series 1 and Series 2 Warrants at a price to the public of $1,000 per share of convertible Series B Preferred for gross proceeds of $8 million. Almost all of the 8,000 Series B Preferred shares were thereafter converted to Common Stock. As of the Petition Date there were 29,487,545 Series 1 Warrants outstanding with an expiration date of May 16, 2022 and 6,667,311 Series 2 Warrants outstanding with an expiration date of May 16, 2018. Both Series 1 and Series 2 Warrants have/had an exercise price of $0.27 per share.

The Series 1 and Series 2 Warrants provide for the right to be exercised for shares of Common Stock, including by net exercise in the event that a registration statement is not available for the issuance of shares of Common Stock in a cash exercise, and further provide for certain alternative rights under specified circumstances in the event of a Fundamental Transaction, depending upon the nature of the Fundamental Transaction.

Trade Debt.

As of the Petition Date, based on its Schedules, the Debtor owed approximately $61,018 in priority claims, largely for tax indebtedness, and $1,119,880 in trade debt.

E.	Events Leading to the Commencement of the Chapter 11 Cases

The Debtor generated net revenue of approximately $3.0 million for the fiscal year ended June 30, 2015, approximately $4.1 million for the fiscal year ended June 30, 2016, and approximately $3.4 million for the fiscal year ended June 30, 2017. For several years leading up to the Petition Date, the Debtor invested in obtaining regulatory clearances and product development, evaluation, and manufacturing, but experienced interruptions in the ability to produce both staplers and staple reload cartridges to meet growing customer demand. It also incurred substantial operating losses that significantly impacted liquidity. Beginning in the fourth quarter of 2016, the company started pursuing potential merger or acquisition partners, or potential major corporate partner investors.

F.	Sale and Marketing Efforts

To preserve value and enable the Debtor to execute its business plan, the Debtor pursued potential merger or acquisition partners, or potential major investors, for approximately one year before filing its bankruptcy petition. Starting in the fourth quarter of 2016, CEO Julian Nikolchev and CFO Robert Newell exercised significant efforts with their investment bank to identify merger or acquisition partners or potential investors, including personally contacting a number of investors and companies active in the medical device industry and related fields, with the focus of finding a partner interested in merging with, acquiring, or investing in the Debtor.

In addition, on December 21, 2016, the Debtor engaged JMP Securities LLC (“JMP”) to solicit interest from third parties with respect to a possible merger, consolidation, tender or exchange offer, or sale or exclusive license of all or a majority of the Debtor’s assets or outstanding equity interests. JMP drafted marketing materials and contacted potentially interested parties (the “Prepetition Marketing Process”). In consultation with the Debtor’s management, JMP prepared a short “teaser” summarizing the Debtor’s business and the opportunity presented, public information books that included SEC filings, press releases, research reports, and corporate presentations, as well as a financial forecast model and other information. Based on prior industry relationships and additional research, JMP compiled a list of potential strategic and healthcare-focused financial buyers who might be interested in investing in or acquiring the Debtor. The Debtor also established a comprehensive online data room to facilitate due diligence requests from potential investors or buyers.

In early January 2017, JMP initiated the Prepetition Marketing Process, contacting and distributing the “teaser” to 49 potential investors or purchasers. Four parties that executed non-disclosure agreements were given additional information and one was provided access to a confidential data room established by JMP, with various potentially interested parties conducting interviews with the Debtor management (collectively, “Diligence Information”). The Diligence Information provided prospective investors or buyers with detailed information on, among other topics, the Debtor’s business, strategy, growth opportunities, technology, legal and regulatory matters, and historical and projected financial performance.

As the Prepetition Marketing Process continued, a process letter was sent to 24 parties, at the time establishing a bid deadline of March 31, 2017. The deadline did not result in acceptable proposals so JMP continued to engage with potential parties during the rest of the spring and summer of 2017 to explore potential transactions. During early October, JMP made further contacts to 13 of the parties it had previously contacted. On October 11, 2017, one of those parties, Aesculap Inc. (“Aesculap”), submitted a term sheet for an out-of-court acquisition of substantially all of the assets of the Debtor. After further discussions between the Debtor and JMP, on the one hand, and Aesculap on the other hand, the parties determined that an asset sale in a chapter 11 bankruptcy case was required.

The parties next executed a non-binding term sheet for such an asset sale dated November 9, 2017, and thereafter negotiated the terms of an asset purchase agreement. That process was completed just prior to the Petition Date when, on December 11, 2017, the parties executed an asset purchase agreement (the “APA”).

In the APA, Aesculap (together with its permitted successors, designees and assigns) committed to acquire substantially all of the Debtor’s assets in a sale pursuant to section 363 of the Bankruptcy Code. The transaction was conditioned upon approval by the Court and was subject to higher or otherwise better competing offers, as described more fully below. In addition to entering into the APA, the Debtor entered into that certain Post-Petition Loan and Security Agreement (the “DIP Loan Agreement”), between the Debtor, as borrower, and Aesculap or its designee as lender (the “DIP Facility”), pursuant to which, among other things, Aesculap agreed to loan the Debtor up to $1.5 million in debtor in possession financing under the DIP Facility, subject to the Court’s approval, to fund the Debtor’s Chapter 11 Case and sale process.

VII.

THE CHAPTER 11 CASE

A.	Commencement of the Chapter 11 Case

On December 11, 2017 (the “Petition Date”), the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The resulting bankruptcy proceeding was assigned Case No. 17-12913(KJC) (the “Bankruptcy Case”).

B.	Continuation of Business after the Petition Date

Subsequent to the Petition Date, the Debtor continued to operate its business and manage its property as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. During the period immediately following the Petition Date, the Debtor sought and obtained authority from the Bankruptcy Court with respect to a number of matters that were, in the Debtor’s view, essential to the Debtor’s orderly transition into chapter 11 and the stabilization of the Debtor’s operations.

C.	First Day Relief

On the Petition Date, the Debtor sought various types of “first day” relief intended to facilitate the transition of the Debtor’s ordinary business operations into chapter 11. The Bankruptcy Court entered several “first day” orders, which authorized, among other things:

●	the appointment of a claims and noticing agent, Rust Consulting/Omni Bankruptcy [D.I. 26, 58, 121];

●	the establishment of procedures for requesting additional adequate assurance and prohibiting the Debtor’s utility companies from altering, refusing or discontinuing service [D.I. 27];

●	the maintenance, renewal, cancellation or replacement of existing insurance programs and the payment of all premiums, fees and insurance premium financing obligations [D.I. 28];

●	the payment of accrued prepetition wages, salaries and benefits and the continuation of existing employee programs [D.I. 29];

●	the Debtor’s payment of certain prepetition claims of shippers and warehousemen and claims for goods shipped to the Debtor prepetition but delivered postpetition [D.I. 30]; and

●	the maintenance of the Debtor’s existing bank accounts and business forms and the operation of the Debtor’s existing cash management system [D.I. 31].

D.	The Cash Collateral Motion; The DIP Facility

In addition to the relief described above, the Debtor also filed the following: (a) a Motion to Approve Use of Cash Collateral and Providing Adequate Protection, Modifying the Automatic Stay, and Scheduling a Final Hearing Filed by Dextera Surgical Inc. (D.I. 9, the “Cash Collateral Motion”) and (b) a Motion to Approve Debtor In Possession Financing Filed by Dextera Surgical Inc. (D.I. 10, the “DIP Facility Motion”).

The Cash Collateral Motion sought authority to utilize cash collateral of CMI and to grant CMI adequate protection for such cash collateral use. Such proposed adequate protection included: (i) replacement liens on certain of the Debtor’s assets and valid and first priority liens on present and after-acquired property of the Debtor. The DIP Facility Motion sought authority to obtain post-petition financing on an interim basis pursuant to the DIP Loan Agreement between Aesculap and the Debtor, and to grant a super-priority administrative claim for all financing provided for under the DIP Loan Agreement, pursuant to sections 346(c)(i) and 507(b) of the Bankruptcy Code, but subject to agreed-upon “carve outs” for certain costs of administering the Debtor’s Bankruptcy Case.

The Cash Collateral Motion was approved on an interim basis on December 13, 2017 [D.I. 32]. A final order approving the motion (the “Final Cash Collateral Order”) was entered on January 5, 2018 [D.I. 112]. The DIP Facility Motion was approved on an interim basis on December 13, 2017 [D.I. 33]. A final order approving the motion (the “Final DIP Facility Order”) was entered on January 5, 2018 [D.I. 113]. Under the Final DIP Facility Order, the Debtor was authorized to borrow funds up to an aggregate principal amount of $1.5 million to fund its working capital and capital expenditure needs during the Chapter 11 Case.

E.	Representation of the Debtor

On January 3, 2018, the Debtor filed an application to retain Saul Ewing Arnstein & Lehr LLP as bankruptcy counsel [D.I. 93], an application to retain Cooley LLP as special corporate counsel [D.I. 91] and an application to retain JMP as the Debtor’s investment banker [D.I. 94]. By orders dated January 19, 2018, all of these applications were approved by the Bankruptcy Court [D.I. 142, 143, 144].

F.	No Creditors’ Committee Formed

The United States Trustee’s office reported that there was insufficient response to the United States Trustee’s office solicitation for service on a committee, and therefore, no committee was appointed in the Bankruptcy Case [D.I. 67].

G.	Schedules and Bar Date

On January 9, 2018, the Bankruptcy Court entered an order extending the deadline by which the Debtor was required to file its Schedules and Statements of Financial Affairs to January 16, 2018 [D.I. 120]. On January 16, 2018, the Debtor filed its Schedules and Statement of Financial Affairs [D.I. 134-135] and on January 23, 2018 amended certain schedules [D.I. 154]. Among other things, the Schedules set forth the Claims of known creditors against the Debtor as of the Petition Date, based upon the Debtor’s books and records.

By order entered February 14, 2018 [D.I. 181], the Bankruptcy Court established April 11, 2018 at 5:00 p.m. (prevailing Eastern Time) (the “General Bar Date”) as the deadline for filing non-governmental Proofs of Claim against the Debtor, including administrative expense requests pursuant to section 503(b)(9) of the Bankruptcy Code, and June 12, 2018 at 5:00 p.m. (prevailing Eastern Time) as the deadline for governmental units to file Proofs of Claim against the Debtor (the “Governmental Bar Date,” and together with the General Bar Date, the “Bar Dates”).

H.	Sale of Substantially All of the Debtor’s Assets

As set forth above, on December 11, 2017, the Debtor entered into the Aesculap APA with Aesculap. Pursuant to the Aesculap APA, Aesculap (together with its permitted successors, designees and assigns) (the “Buyer”) agreed to acquire all of the Debtor’s properties and assets of every kind and description, wherever located, whether real, personal or mixed, tangible or intangible, owned, leased, licensed, used or held for use in or relating to the Debtor’s business, other than certain the excluded assets, for a purchase price of $17,300,000 in cash, plus the assumption of certain liabilities. The Aesculap APA also provided for the Debtor to assume and assign certain designated contracts and leases to the Buyer.

Under the Aesculap APA, at closing of the Sale, $2 million of the cash purchase price was to be deposited with an escrow agent (the “Aesculap Escrow”), which funds are to be available to the Buyer to satisfy any amounts owed under the Aesculap APA, including for indemnification claims made against the Debtor for breaches of representations, warranties, or other covenants of the Aesculap APA (collectively, “Indemnification Obligations”), for a period of two (2) years following the closing. The Indemnification Escrow is the Buyer’s sole remedy on account of money damages for Indemnification Obligations, and any funds remaining in the Indemnification Escrow shall revert to the Debtor. Claims for Indemnification Obligations must be made against the Aesculap Escrow within the two-year period following the closing of the Aesculap APA.

On the Petition Date, the Debtor filed the Debtor’s Motion for Orders (A)(I) Authorizing and Approving Bidding Procedures, and Stalking Horse Payment; (II) Authorizing and Approving the Debtor’s Entry Into the Stalking Horse APA; (III) Approving Notice Procedures; (IV) Scheduling an Auction and Sale Hearing; and (V) Approving Procedures for Assumption and Assignment of Executory Contracts and Unexpired Leases and Determining Cure Amounts and (B)(I) Authorizing the Sale of Substantially All of the Debtor’s Assets Free and Clear of All Claims, Liens, Rights, Interests, and Encumbrances; (II) Approving the Stalking Horse APA; and (III) Authorizing the Debtor to Assume and Assign Certain Executory Contracts and Unexpired Leases [ D.I. 11] (the “Sale Motion”).

The form of APA was approved by the Court on January 5, 2018 pursuant to the Order (A) Approving Bidding Procedures and Sale Procedures; (B) Approving Form And Manner of Notices; (C) Approving Form of Asset Purchase Agreement, Including Stalking Horse Payment; (D) Scheduling Dates to Conduct Auction and Hearing to Consider Final Approval of Sale and Related Matters; (E) Approving Procedures for the Assumption and Assignment of Executory Contracts and Unexpired Leases; and (F) Granting Related Relief [D.I. 111] (the “Bidding Procedures Order”).

Pursuant to the Bidding Procedures Order, competing bids to purchase substantially all of the Debtor’s assets were due January 19, 2018 (the “Bid Deadline”). Between the Petition Date and the Bid Deadline, JMP continued to market the Debtor’s assets for sale. No other qualified bids were received by the deadline, and the Buyer was declared the successful bidder.

At a Sale hearing on January 24, 2018, the Court approved the Sale Motion and Sale and entered the Order (WITH REVISIONS) (A) Approving Asset Purchase Agreement With Aesculap, Inc., (B) Authorizing Sale of Debtor’s Assets Free and Clear of Interests; (C) Authorizing Assumption and Assignment of Certain of the Debtor’s Executory Contracts; (D) Granting Related Relief [D.I. 160] (the “Sale Order”). Aesculap and the Debtor subsequently amended the APA [D.I. 189].

Consistent with the Aesculap APA, Aesculap assigned its rights under the Aesculap APA to AesDex, LLC.

The closing of the Sale to AesDex, LLC pursuant to the Sale Order occurred on February 20, 2018 (the “Closing”). At the Closing, the Debtor received the net purchase price proceeds and the Aesculap Escrow was funded. Soon thereafter, the Debtor paid in full all obligations due CMI, including the CMI Indebtedness and all obligations due under the Final Cash Collateral Order. Similarly, the Debtor paid in full all obligations due Aesculap pursuant to the DIP Loan Agreement, the DIP Facility and the Final DIP Facility Order. Following the foregoing, and not including the funds deposited in the Indemnification Escrow, the Debtor was left with net proceeds of the Sale totaling approximately $9,713,000.

I.	Wind Down of Debtor; Reduction of Board and Remaining Officer

Following the Closing and the transfer of most of the remaining employees to the Buyer, the Debtor ceased operations and began the process of winding down its affairs. As a result of this nonoperating status, on February 23, 2018, the Debtor’s Board of Directors terminated the employment and executive officer status of each of the following executive officers, effective March 1, 2018: (a) Julian Nikolchev, Chief Executive Officer and President; (b) Thomas Palermo, Chief Operating Officer; (c) Liam J. Burns, Vice President, Worldwide Sales and Marketing; and (d) Gregory P. Watson, Vice President, Operations.

At the same time, the Debtor’s Board of Directors designated Robert Y. Newell, the Debtor’s Vice President, Finance and Chief Financial Officer, to be its principal executive officer. In addition, each of directors Thomas A. Afzal, Gregory D. Casciaro, R. Michael Kleine and Samuel E. Navarro resigned as directors of the Debtor, effective at the close of business on February 23, 2018. Michael Bates and Julian Nikolchev remain as the sole members of the Debtor’s Board of Directors to oversee the wind down of the company. The Board of Directors reduced the compensation of the remaining directors to $7,500.00 per quarter.

By order dated April 5, 2018 [D.I. 228], the Court authorized the Debtor to, inter alia, retain Arch & Beam Global, LLC to provide interim management services and to designate Matthew English as the Debtor’s Chief Restructuring Officer nunc pro tunc to March 19, 2018. Effective on April 5, 2018, Robert Y. Newell’s employment with the Debtor was terminated.

J.	Severance Motions

On January 26, 2018, the Debtor filed its Motion to Authorize the Debtor to Pay Severance Benefits to Certain Non-Insider Employees (D.I. 169, the “First Severance Motion”). Pursuant to the First Severance Motion, the Debtor sought authority to pay severance to nine employees terminated in a reduction in force on December 15, 2017. The Court granted the First Severance Motion on February 14, 2018, by entering the Order Authorizing Debtor to Pay Severance Benefits to certain Non-Insider Employees [D.I. 182] and the Debtor paid a total of $84,224 in severance benefits to the nine employees.

In addition to the First Severance Motion, on March 16, 2018, the Debtor filed its Motion for an Order Authorizing the Debtor to Pay Change in Control Severance Benefits to Certain Executives (D.I. 203, the “Executive Severance Benefits Motion”). Pursuant to the Executive Severance Benefits Motion, the Debtor sought authority to pay different severance benefits to certain director level and above executives pursuant to the “Cardica Inc. Change in Control Severance Benefit Plan,” which was adopted by the Debtor on February 11, 2009, as amended on April 2, 2013. The Court granted, in part, the Executive Severance Benefits Motion on April 10, 2018, by entering the Order Authorizing Debtor to Pay Executives Severance Benefits to Certain Executives [D.I. 236] and authorized the Debtor to pay a total of $537,811 in severance benefits to nine employees. This amount has been paid.

K.	Asserted Claims

Approximately 132 proofs of claim have been filed with the Debtor’s Claims Agent. In addition, there are also approximately 77 claims which were scheduled as non-contingent, liquidated and non-disputed for which no proof of claim was filed. These asserted and scheduled claims against the Debtor can be broken into the following categories:      5

CLASS	CLASS TITLE	NO. CLAIMS	AMOUNT ($)
n/a	Administrative Claims	N/A	N/A
n/a	Priority Tax Claims	13	$575,833
1	Priority Non-Tax Claims	0	$0
2	Secured Claims	3	$3,882,807
3	General Unsecured Claims	198	$4,854,384

On May 11, 2018, the Debtor filed its First Omnibus Objection to Claims (Non-Substantive) Pursuant to Section 502(b) of the Bankruptcy Code, Bankruptcy Rules 3001, 3003 and 3007, and Local Rule 3007-1 [Docket No. 289] (the “First Claims Objection”). By Order entered May 30, 2018 [Docket No. 318], the Bankruptcy Court sustained the First Claims Objection, and disallowed 73 asserted Equity Claims, on the grounds that they were equity interests rather than Claims and that they were supported by insufficient documentation.

On July 26, 2018, the Debtor filed its Second Omnibus Objection to Claims (Non-Substantive) Pursuant to Section 502(b) of the Bankruptcy Code, Bankruptcy Rules 3001, 3003 and 3007, and Local Rule 3007-1 [Docket No. 385] (the “Second Claims Objection”), pursuant to which the Debtor sought the entry of an order disallowing 16 asserted Claims. By Order entered on August 21, 2018 [Docket No. 414], the Bankruptcy Court sustained the Second Claims Objection, and disallowed 16 Claims, on the basis that the Claims were either equity interests rather than Claims and/or that such Claims were untimely and/or that such Claims were supported by insufficient documentation.

The Debtor notes that Alpha Capital Anstalt (“Alpha”) and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Sabby Entities,” collectively with Alpha as, the “Warrant Holders”) asserted certain Fundamental Transaction Claims and/or Warrant Claims and/or Equity Holder Claims against the Debtor in the aggregate amount of $2,861,000 (the “Disputed Warrant Claims”). No other holders of Series 1 and 2 Warrants purported to exercise their alleged rights under section 3(d) of the warrants and no other Fundamental Transaction Claims and/or Warrant Claims were timely filed against the Debtor.

___________________________

[5]	Certain of the claims listed herein have subsequently been paid or disallowed, are the subject of pending objection(s) or may be subject to objection in the future. The Debtor reserves the right to object to any claim. Some filed claims asserted multiple categories of claim, so the “NO. CLAIMS” column is greater than the total number of claims filed or scheduled .

The Debtor raised certain objections to the Disputed Warrant Claims. Specifically, and among other things, the Debtor (a) disputed that the Warrant Holders held Claims against the Debtor; (b) disputed the methodology used by the Warrant Holders to calculate the Disputed Warrant Claims; and (c) in the alternative, asserted that the Disputed Warrant Claims must be subordinated to the same level as the Debtor’s Common Stock pursuant to section 510(b) of the Bankruptcy Code.

By letter dated June 18, 2018, the Sabby Entities asserted unliquidated claims in an amount not less than $2,148,171 against current and former officers and directors of the Debtor and stated that the letter was a written demand or notice under the Debtor’s applicable insurance policy or policies of its alleged claims. The Sabby Entities further asserted that their claims against the Debtor’s current and former officers and directors were due to the Debtor’s alleged failure to honor alleged agreements to pay the Sabby Entities the contractual value of the Sabby Entities’ claims prior to paying the holders of the Debtor’s common stock. The Sabby Entities contend that the Debtor’s officers and/or directors are conflicted, and asserts claims for alleged breach of fiduciary duties of loyalty, care, good faith and disclosure, as well as alleged waste and spoliation of corporate assets. By letter dated June 28, 2018, the Debtor denied the allegations set forth in the Sabby Entities’ letter, disputed the allegation that it has taken the position that it will not honor the Debtor’s agreements with the Sabby Entities, asserted that the Sabby Entities have no valid claim in the Debtor’s bankruptcy case (and that, even if the Sabby Entities have valid claims, the proof of claims submitted by the Sabby Entities are materially overstated) and reserved all rights against the Sabby Entities, including rights with respect to any violation of the automatic stay of section 362 of the Bankruptcy Code.

Alpha also raised questions regarding unspecified conduct of the Debtor’s officers and directors. Similarly, the Debtor responded to the questions raised by Alpha.

Following good faith and arm’s length settlement negotiations, the Debtor resolved all disputes and differences with the Warrant Holders. The Debtor’s resolution with the Warrant Holders is subject to Bankruptcy Court approval.

On August 27, 2018, the Debtor served and filed the Motion of the Debtor for Entry of an Order Approving Stipulations by and among the Debtor and Alpha Capital Anstalt, Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Resolving Objections to Disputed Claims (the “Settlement Motion”) [Docket No. DI 420]. If the Settlement Motion is approved, the Disputed Warrant Claims will be reduced and Allowed as General Unsecured Claims in the collective, total amount of $850,000.

To determine the validity of the other Proofs of Claim submitted in the Chapter 11 Case, the Debtor and its Professionals will continue to review the Proofs of Claim, including any supporting documentation, and compare the Claims asserted with the Debtor’s books and records. Based upon this review, the Debtor may file procedural and substantive objections to Claims both before and after the Effective Date. For present purposes, the Debtor has set forth in section V, above, a chart that contains estimates of the claims that the Debtor anticipates will be allowed.

L.	Assets Available for Distribution to Creditors

As of the date of this Disclosure Statement, the Debtor’s remaining assets consist of (i) Cash, (ii) accounts receivable; and (iii) the Debtor’ equity interest in Dextera Surgical GmbH. The Debtor also expects to receive funds from the Indemnification Escrow after the payment of Indemnification Obligations, if any.

By letter dated April 13, 2018, AesDex, LLC (“AesDex”) notified the Debtor (the “AesDex Notice”) of an alleged indemnification claim and notice of its intent to seek disbursement from the Indemnification Escrow related to “reports that certain products sold by [the Debtor] to customers prior to the Closing Date and/or purchased by [AesDex] from [the Debtor] pursuant to the [Aesculap APA] have malfunctioned and are defective,” resulting in a voluntary removal.

By electronic mail dated August 11, 2018, AesDex notified the Debtor that, as of July, 2018, it had incurred alleged costs of approximately $270,000 related to the product removal and anticipated unspecified, future costs.

The Debtor has reserved its rights with respect to the AesDex Notice and is in the process of investigating and assessing this matter.

The summary attached hereto as Exhibit “B” sets forth the Debtor’s estimated assets and anticipated costs of implementing the Plan and administering the Chapter 11 Case. Although these estimates have been prepared in good faith, the Debtor does not warrant their accuracy.

M.	Dextera Surgical GmbH

As set forth above, the Debtor has a wholly owned German subsidiary, Dextera Surgical GmbH. Neither Dextera Surgical GmbH nor its assets was purchased by Aesculap. In light of the closing of the Aesculap APA, the Debtor no longer has a need for Dextera Surgical GmbH, beyond assisting the Debtor in collecting accounts receivable. Since the closing of the Aesculap APA, the Debtor, with the assistance of the sole Dextera Surgical GmbH employee, has taken steps to discontinue Dextera Surgical GmbH’s operations. Specifically, the Debtor has collected foreign accounts receivable, evaluated and liquidated Dextera Surgical GmbH’s limited remaining assets, facilitated the return of certain customer inventory and otherwise taken steps to avoid claims and costs that could be asserted against the Debtor if the affairs of Dextera Surgical GmbH were handled incorrectly and Dextera Surgical GmbH were to be placed into insolvency proceedings in Germany.

On July 25, 2018 the Debtor filed the Motion of Debtor to Fund Wind Down of Non-Debtor Wholly-Owned German Subsidiary [Docket No. 383], pursuant to which the Debtor sought, out of an abundance of caution, Bankruptcy Court approval to continue to fund the costs necessary to ensure that Dextera Surgical GmbH is wound down appropriately under German Law. By order dated August 16, 2018 [Docket No. 405] the Bankruptcy Court approved the foregoing motion. Pursuant to the Plan, and to the extent necessary, the Debtor will continue to fund these costs post-Effective Date in order to avoid claims and costs that could be asserted against the Debtor. As set forth in the motion, the Debtor expects such future costs to total less than $65,000.

VIII.

THE CHAPTER 11 PLAN

A.	Introduction

The following is a summary of certain terms and provisions of the Plan. This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Disclosure Statement as Exhibit “A.”

B.	Classification of Claims and Interests against the Debtor

The following is a classification of Claims and Interests under the Plan.

Unclassified Claims (not entitled to vote on the Plan)

Administrative Claims against the Debtor.

Priority Tax Claims against the Debtor.

1.	Unimpaired Classes of Claims (deemed to have accepted the Plan and therefore not entitled to vote on the Plan)

Class 1: Priority Non-Tax Claims against the Debtor.

Class 2: Secured Claims against the Debtor.

Class 3: General Unsecured Claims against the Debtor.

2.	Impaired Classes of Interests (entitled to Vote on the Plan)

Class 4: Series B Convertible Preferred Stock.

Class 5: Common Stock.

3.	Impaired Classes of Interests (deemed to reject, and not entitled to vote on, the Plan)

Class 6: Series 1 and 2 Warrants

Class 7: Restricted Stock Units

Class 8: Employee Stock Options

As indicated above, Priority Non-Tax Claims, Secured Claims, Class 3 General Unsecured Claims are Unimpaired under the Plan are therefore deemed to have accepted the Plan, and are not entitled to vote to accept or reject the Plan. All other classes of Interests are Impaired under the Plan. Classes 4 (Series B Convertible Preferred Stock) and 5 (Common Stock) are Impaired under the Plan and entitled to Vote. Classes 6 (Series 1 and 2 Warrants), 7 (Restricted Stock Units) and 8 (Employee Stock Options) are deemed to reject the Plan and are not entitled to vote on the Plan. If a dispute arises as to whether any Claim, or any Class of Claims, is Impaired under the Plan, the Plan provides that the Bankruptcy Court shall, after notice and a hearing, determine such dispute.

C.	Treatment of Claims Against, and Interests in, the Debtor

The classes of Claims and Interests with respect to the Debtor are treated under the Plan as follows:

1.	Unclassified Claims

(a)     Administrative Claims and Professional Fee Claims

Except as otherwise provided in the Plan, and subject to the requirements set forth in the Plan, on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Administrative Claim is an Allowed Administrative Claim on the Effective Date, or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive (a) Cash from the SAP Claims Reserve Account equal to the amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtor shall have agreed upon in writing.

Notwithstanding the above or anything to the contrary contained in the Plan, any Administrative Claim of Aesculap arising from or related to the Aesculap APA, the Aesculap Escrow Agreement and/or any document executed in connection therewith, shall be payable solely from the Aesculap Escrow, to the extent provided in, and subject to the terms of, the Aesculap APA and the Aesculap Escrow Agreement.

On or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date a Professional Fee Claim becomes an Allowed Professional Fee Claim, a Holder of an Allowed Professional Fee Claim shall receive Cash from the Professional Fee Claims Reserve equal to the unpaid portion of the Allowed Professional Fee Claim.

(b)     Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive Cash from the SAP Claims Reserve Account in an amount equal to such Allowed Priority Tax Claim on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Tax Claim is an Allowed Priority Tax Claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Tax Claim.

2.	Unimpaired Claims

(a)     Class 1: Priority Non-Tax Claims

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Non-Tax Claim is an Allowed Priority Non-Tax claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Non-Tax Claim, the Debtor’s Representative shall pay, from the SAP Claims Reserve Account, to each Holder of an Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim.

(b)     Class 2: Secured Claims

Except to the extent that a Holder of an Allowed Class 2 Secured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 2 Secured Claim is an Allowed Class 2 Secured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Secured Claim, the Debtor’s Representative shall either: (i) pay from the SAP Claims Reserve Account, to each Holder of an Allowed Class 2 Secured Claim, Cash in an amount equal to such Allowed Class 2 Secured Claim; or (ii) release to such Holder the collateral securing such Allowed Class 2 Secured Claim. Notwithstanding the preceding, or anything in the Plan to the contrary, nothing contained the Plan is intended to preclude or prevent payment to the Holder of an Allowed Class 2 Secured Claim of the proceeds of the sale of any asset in which such Holder has a Lien as and when such proceeds become available for distribution.

(c)     Class 3: General Unsecured Claims

Except to the extent that a Holder of an Allowed Class 3 General Unsecured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 3 General Unsecured Claim is an Allowed Class 3 General Unsecured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Class 3 General Unsecured Claim, the Debtor’s Representative shall pay from the Distribution Account, to each Holder of an Allowed Class 3 General Unsecured Claim, Cash in an amount equal to such Allowed Class 3 General Unsecured Claim plus interest on such Allowed Class 3 General Unsecured Claim at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

___________________________

[6]	The term “Fundamental Transaction” is defined in 3(d) of the Series 1 and 2 Warrants. A sample Series 1 and 2 Warrant is attached hereto as Exhibit “D”.

For the avoidance of doubt, (a) Fundamental Transaction Claims     6, (b) Warrant Claims and (c) Equity Holder Claims, shall be treated as Class 3 General Unsecured Claims, subject to the right of the Debtor and the Debtor’s Representative to object to such Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek the subordination of such Claims pursuant to section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Classes 6, 7 or 8. If and to the extent Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are determined to be Allowed Class 3 General Unsecured Claims and are not subordinated, they shall receive the same treatment set forth above for Allowed Class 3 General Unsecured Claims.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims, as applicable, plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to the same priority as Common Stock under the Plan (hereinafter, “Fully Subordinated”), then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

3.	Impaired Interests

(a)     Class 4: Series B Convertible Preferred Stock

The terms of the Series B Convertible Preferred Stock provide for, upon any liquidation, dissolution, or winding up of the Debtor, pari passu distributions among the holders of shares of Common Stock and the shares of Series B Preferred Stock, pro rata based on the number of shares held by each holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the formula set forth below, for their conversion into Common Stock. The Plan involves a liquidation and winding up of the Debtor and for its dissolution.

Accordingly, the Plan provides that, on the Effective Date, each share of outstanding Series B Convertible Preferred Stock shall be deemed, without any action by any Person, to be converted to shares of Class 5 Common Stock, by dividing $1,000 by the conversion price of $0.27 (i.e., so that each outstanding share of Series B Convertible Preferred Stock shall be deemed converted into 3,703 shares of Common Stock), or pursuant to such other conversion formula as the Bankruptcy Court may deem appropriate.

Holders of Class 4 Series B Convertible Preferred Stock Interests, as converted to shares of Common Stock in the manner set forth above, shall receive the treatment under the Plan afforded to Holders of Class 5 Common Stock Interests.

(b)     Class 5: Common Stock

Each Holder of Class 5 Common Stock as of the Effective Date (including, for the avoidance of doubt, each Holder of Deemed Common Stock) shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution that is determined by application of the following formula, or such other percentage of the Cash Available For Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order:

(I) the Common Stock Holder’s Proportionate Share times the Cash Available for Distribution divided by (II) the sum of (y) the amount of all Allowed Fully Subordinated Fundamental Transaction Claims plus the amount of all Allowed Fully Subordinated Warrant Claims plus the amount of all Allowed Fully Subordinated Equity Holder Claims and (z) the amount of Cash Available For Distribution.

The term “Common Stock Holder’s Proportionate Share” shall be the percentage obtained by dividing (i) the number of shares of Common Stock held by an applicable Holder of Common Stock by (ii) the Outstanding Shares.

(c)     Class 6: Series 1 and 2 Warrants

Except to the extent exercised in accordance with the terms of the Series 1 and 2 Warrants prior to the Confirmation Date, Class 6 Series 1 and 2 Warrants shall receive no distribution, and retain no property, under the Plan. All Series 1 and 2 Warrants existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

(d)     Class 7: Restricted Stock Units

Except to the extent exercised in accordance with the terms of the Restricted Stock Units prior to the Confirmation Date, Class 7 Restricted Stock Units shall receive no distribution, and retain no property, under the Plan. All Restricted Stock Units existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

(e)     Class 8: Employee Stock Options

Except to the extent exercised in accordance with the terms of the Employee Stock Options prior to the Confirmation Date, Class 8 Employee Stock Options shall receive no distribution, and retain no property, under the Plan. All Employee Stock Options existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

4.	Special Provision Regarding Unimpaired Claims

The Plan provides that except as otherwise provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

5.	Allowed Claims/Interests

The Plan provides that notwithstanding any Plan provision to the contrary, the Plan Representative shall only make distributions to Holders of Allowed Claims and Interests. No Holder of a Disputed Claim or Interest will receive any distribution on account thereof until (and then only to the extent that) its Disputed Claim or Interest becomes an Allowed Claim or Interest. Any Holder of a Claim or Interest that becomes an Allowed Claim or Interest after the Effective Date will receive its distribution in accordance with the terms and provisions of the Plan.

D.	Means for Implementation of the Plan

1.	Implementing Actions

The Plan provides that unless otherwise provided therein, on the Effective Date or as soon thereafter as practicable, the following will occur in implementation of the Plan: (i) all actions, documents and agreements necessary to implement the Plan will have been effected or executed; (ii) the Debtor will have received all authorizations, consents, regulatory approvals, rulings, opinions or other documents, if any, that are determined by the Debtor to be necessary to implement the Plan; (iii) the Debtor’s Representative will make all Distributions, if any, required to be made on the Effective Date pursuant to the Plan; and (iv) the Distribution Account, the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Claims Reserve Account shall be established and funded in a manner consistent with Article V(K) of the Plan. All Cash in such accounts shall be deposited or invested in accordance with section 345 of the Bankruptcy Code and Local Rule 4001-3.

2.	Appointment of Debtor’s Representative

The Plan provides for the appointment of a Debtor’s Representative, who shall be an officer of the Debtor who shall be selected by the Board to serve, in such capacity, as the Debtor’s Representative. Except as otherwise set forth in the Confirmation Order, Matthew S. English, the Debtor’s current Chief Restructuring Officer, shall serve as the Debtor’s Representative under the Plan. The proposed terms of Mr. English’s engagement as the Debtor’s Representative are set forth in the engagement letter attached to the Plan as Exhibit “A”. The appointment of the Debtor’s Representative shall be approved in the Confirmation Order, and the Debtor’s Representative's duties shall commence as of the Effective Date. The Debtor’s Representative shall be the sole officer of the Debtor on and after the Effective Date, shall administer the Plan and shall serve as a representative of the Debtor’s Estate under section 1123(b) of the Bankruptcy Code for the purpose of enforcing Causes of Action. The Debtor’s Representative may, on behalf of the Debtor, retain professionals including without limitation professionals who were previously employed by the Debtor.

The Debtor’s Representative shall serve in such capacity through the earlier of (i) the date the Debtor is dissolved and final tax returns are filed and (ii) the date such Debtor’s Representative resigns, is terminated by the Board for cause or is otherwise unable to serve; provided, however, that, in the event that the Debtor’s Representative resigns, is terminated or is otherwise unable to serve, the Board shall, within ten (10) days, appoint a successor to serve as the Debtor’s Representative in accordance with the Plan.

3.	Responsibilities of the Debtor’s Representative

The Plan provides that, subject to the duties and powers of the Board as set forth in Article V(B)(e) of the Plan, the responsibilities of the Debtor’s Representative shall include, but are not limited to, the following:

(i)     implementing the Plan, including making the Distributions contemplated therein, and establishing the Shareholders Distribution Date;

(ii)     receiving, managing, liquidating, administering, investing, supervising and protecting any Remaining Assets;

(iii)    in accordance with the Debtor’s Representative’s business judgment, conducting an analysis of any and all Claims and prosecuting objections thereto, subordination actions with respect thereto, and/or settling or otherwise compromising such Claims, if necessary and appropriate, in accordance with Article VI(E) of the Plan;

(iv)    maintaining and administering the reserves established pursuant to the Plan and increasing or decreasing the amount in one or more of any such reserves, in accordance with the business judgment of the Debtor’s Representative;

(v)     in accordance with the Debtor’s Representative’s business judgment, commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, and offsets in accordance with the Plan and paying all associated costs;

(vi)     recovering and compelling turnover of the Debtor’s property;

(vii)     paying all amounts payable from the Post-Effective Date Reserve;

(viii)    subject to approval of the Board, liquidating and/or collecting the Remaining Assets;

(ix)     subject to approval of the Board, taking all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH;

(x)     abandoning any property that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims or Interests would not be feasible or cost-effective in the Debtor’s Representative's business judgment;

(xi)     preparing and filing post-Effective Date operating reports;

(xii)     filing all tax returns for the Debtor and defending all audits and proceedings in connection with the Debtor’s tax returns;

(xiii)    paying or causing to be paid from the Post-Effective Date Reserve, any Taxes incurred after Effective Date;

(xiv)     working with regulatory agencies to perform an orderly wind-down of the Debtor’s business and taking any actions the Debtor’s Representative deems necessary or appropriate to comply with state agency regulations;

(xv)     retaining and compensating such professionals as are necessary and appropriate in furtherance of the Debtor’s Representative's obligations; and

(xvi)     taking such actions as are necessary and reasonable to carry out the purposes of the Plan, including effectuating the terms of the Plan, winding down the Debtor’s business affairs, and seeking a final decree for the Chapter 11 Case.

4.	Retention of Assets and Causes of Action

The Plan further provides that, on the Effective Date, any and all of the Debtor’s assets shall be deemed retained by the Debtor. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and subject to the terms of the Plan, the Debtor’s Representative shall have, on behalf of the Debtor, the sole right to commence, litigate and settle any Causes of Action, except as otherwise expressly provided in the Plan. The Debtor’s Representative, on behalf of the Debtor, shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtor and its Estate, including setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code, subject to any order(s) entered in the Chapter 11 Case.

5.	Vesting of Debtor’s Assets

In accordance with section 1141 of the Bankruptcy Code, the Plan further provides that Debtor’s assets shall automatically vest in the Debtor free and clear of all Claims, Liens, and other interests, subject only to the terms and provisions of the Plan.

6.	Board

The Plan provides that the Board shall have a minimum of one (1) member on and after the Effective Date, and shall have the responsibility to oversee and advise the Debtor’s Representative with respect to the liquidation and distribution of the Debtor’s assets in accordance with the Plan. A member of the Board shall recuse himself or herself from considering any matter in which he or she is not disinterested. Vacancies on the Board shall be filled by a Person designated by the remaining member or members of the Board. A majority of the Board may remove or replace members of the Board for cause. Any successor appointed pursuant to this Section shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor. Except as otherwise set forth in the Confirmation Order, Julian Nikolchev and Michael Bates shall serve as the members of the Board post-Effective Date and shall be compensated for serving on the Board at a rate of $7,500 per quarter. In addition, such members shall be reimbursed by the Debtor’s Representative for documented reasonable out-of-pocket costs and expenses from the Post-Effective Date Reserve. The rights, powers and duties of the Board shall be as follows:

(i)     To terminate by supermajority vote the Debtor’s Representative for cause, and upon such termination (or upon the resignation, death or incapacity of Debtor’s Representative) appoint a successor Debtor’s Representative in accordance with the terms of the Plan;

(ii)     To approve any release or indemnity in favor of any third party granted or agreed to by the Debtor’s Representative, other than as may be set forth in the Plan;

(iii)     To authorize the Debtor’s Representative to commence or continue to prosecute any Cause of Action;

(iv)     To approve the settlement of any Cause of Action or dispute, for which the amount in controversy exceeds $100,000;

(v)     To approve the allowance of any Disputed Claim if the proposed Allowed Amount of such Claim exceeds $50,000;

(vi)     To approve the sale or other disposition of any Remaining Assets by the Debtor’s Representative;

(vii)    To approve actions deemed necessary or appropriate by the Debtor’s Representative (including without limitation providing funds from the Post-Effective Reserve) to liquidate and/or wind-down Dextera Surgical GmbH.

(viii)   To approve any budget in connection with the administration of the Plan and the winding down of the Debtor’s affairs prepared by the Debtor’s Representative at the request of the Board and to consult with the Debtor’s Representative regarding any increase or decrease in the Professional Fee Reserve, the Post-Effective Date Reserve and/or the SAP Reserve Account;

(ix)     To approve the Shareholders Distribution Date;

(x)     To review and if appropriate object to fees and expenses of professionals retained by the Debtor’s Representative in accordance with the terms of the Plan; and

(xi)    To consider and, if appropriate, approve any action proposed by the Debtor’s Representatives that is not specifically authorized by the Plan that would have a material effect upon administration of the Estate, provided, however, nothing contained in the Plan shall be deemed to authorize the Debtor’s Representative to take any action that is inconsistent with the terms of the Plan.

7.	Insurance; Bond

The Plan further provides that the Debtor’s Representative shall maintain insurance coverage with respect to the liabilities and obligations of the Debtor’s Representative, the Debtor and the Board under the Plan (in the form of an errors and omissions policy or otherwise), the cost and expense of which shall be paid by the Debtor from the Post Effective Date Reserve. The Debtor’s Representative shall serve with a bond, the terms of which shall be agreed to by the Board and filed with the Bankruptcy Court, and the cost and expense of which shall be paid by the Debtor from the Post-Effective Date Reserve.

8.	Fiduciary Duties of the Debtor’s Representative

The Plan provides that the Debtor’s Representative shall act in a fiduciary capacity on behalf of the interests of all Allowed Holders of Claims and Interests that will receive Distributions pursuant to the terms of the Plan.

9.	Liability of Debtor’s Representative; Indemnification

The Plan provides that neither the Debtor, the Debtor’s Representative, the Board, their respective members, designees or professionals, or any duly designated agent or representative of the Debtor’s Representative or the Board, nor their respective employees, (collectively, the "Representative Parties") shall be liable for the act or omission of any other member, designee, agent, or representative of the Debtor’s Representative or the Board, nor shall any of the Representative Parties be liable for any act or omission taken or omitted to be taken in its capacity as a Representative Party other than for specific acts or omissions resulting from such Representative Party's willful misconduct, gross negligence, or fraud. The Debtor’s Representative shall be entitled to enjoy all of the rights, powers, immunities and privileges of a representative of the estate contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code, and shall have those powers and duties set forth in Sections 323, 704(a) (1), 704(2), 704(4), 704(5), 704(7), 704(9), 704(a)(11), 1106(a)(6) and 1106(a)(7) of the Bankruptcy Code. The Debtor’s Representative and the Board may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with their attorneys, accountants, financial advisors and agents. Notwithstanding such authority, neither the Debtor’s Representative nor the Board shall be under any obligation to consult with their attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on the Debtor’s Representative or Board or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence, or fraud as determined by a Final Order. Any action taken, or omitted to be taken, by the Debtor’s Representative with the express approval of the Bankruptcy Court will conclusively be deemed not to constitute fraud, gross negligence, or willful misconduct, provided, however, that the Debtor’s Representative shall not be obligated to comply with a direction of the Board, whether or not express, which would contravene the provisions of the Plan. The Debtor’s Representative shall be entitled to all rights to indemnification provided to all officers and/or directors under the Debtor’s corporate charter and/or bylaws and to the maximum extent permitted under applicable law. In addition, the Debtor shall indemnify and hold harmless the Debtor’s Representative, the Board and its members’ designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys' fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Plan or the discharge of their duties under the Plan; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence, or fraud as determined by a Final Order. Persons dealing with the Debtor’s Representative shall look only to the Debtor’s assets to satisfy any liability incurred by the Debtor’s Representative or the Board to such person in carrying out the terms of the Plan, and neither the Debtor’s Representative nor the Board shall have any personal obligation to satisfy any such liability, except for any such liability caused by willful misconduct, gross negligence or fraud as determined by a Final Order.

E.	Continued Corporate Existence

The Plan provides that, from and after the Effective Date, the Debtor shall continue in existence for the purpose of (i) winding up its affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any Remaining Assets as expeditiously as reasonable possible, provided, however, that nothing contained in the Plan shall modify, limit or otherwise affect the Debtor’s and Debtor’s Representative’s rights, remedies, defenses and claims under and with respect to the Aesculap APA and/or the Aesculap Escrow Agreement and nothing contained in the Plan shall obligate the Debtor or the Debtor’s Representative to liquidate its rights and/or interest with respect to the Aesculap Escrow Agreement, (iii) enforcing and prosecuting those Causes of Action the Debtor’s Representative believes in the exercise of his or her business judgment should be enforced or prosecuted, subject to Board approval when applicable, (iv) administering the Plan, (v) filing appropriate tax returns, and (vi) dissolution. Upon the Effective Date, all transactions and other actions provided for under the Plan shall be deemed to be authorized and approved by the Debtor without any requirement of further action by the Debtor, the Debtor’s shareholders or the Debtor’s board of directors.

The Plan provides that, as of the Effective Date, the Debtor’s Representative shall be deemed to be the sole equity holder and the only duly authorized, board-appointed officer and director of the Debtor and all by-laws, articles or certificates of incorporation and related corporate documents of the Debtor shall be deemed to have been amended by the Plan to permit and authorize such sole appointment.

The Plan further provides that, after the Effective Date, the Debtor’s Representative shall be authorized to take, in his or her sole discretion, all actions reasonably necessary to dissolve the Debtor under applicable law, and to pay all reasonable costs and expenses in connection with such dissolution, including the costs of preparing or filing any necessary paperwork or documentation. Notwithstanding any non-bankruptcy law to the contrary, the Debtor shall be deemed dissolved for all purposes and the Estate shall not be liable for any state annual corporation excise or similar tax upon and after the filing of a certificate of dissolution or, at the Debtor’s Representative’s discretion, a copy of the Debtor’s motion or application for entry of a final decree, with the Secretary of State for the State of Delaware.

The Plan further provides that, upon the entry of a Final Decree or other order of the Bankruptcy Court, the Debtor’s Representative shall be authorized to discard or destroy any and all of the Debtor’s books and records except to the extent that such books relate to open tax years, are necessary for the completion and filing of tax returns, the analysis or prosecution of Causes of Action, or are required to be retained pursuant to an agreement of sale approved by a Sale Order and any ancillary documents or agreements entered in connection therewith.

F.	Cancellation of Interests

The Plan further provides that, upon the occurrence of the Effective Date, Class 4, 5, 6, 7, and 8 Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule. The Plan further provides that, on or promptly after the Effective Date, the Debtor’s Representative may file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor’s publicly traded securities.

G.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the Plan provides that any transfers from the Debtor to any other Person pursuant to the Plan shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state and local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

H.	Remaining Assets

1.	General Assets

Unless specifically excepted, the Plan provides that, on and after the Effective Date, without further approval of the Bankruptcy Court, the Debtor’s Representative shall, subject to approval of the Board, liquidate and/or collect the remaining property of the Debtor (the “Remaining Assets”) and in connection therewith may use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the Remaining Assets for the purpose of liquidating or converting such assets to Cash; provided, however, that nothing in the Plan restricts the right of the Debtor’s Representative to seek Bankruptcy Court approval for the sale, assignment, transfer, or other disposal of the Remaining Assets. The Plan further provides that, for the avoidance of doubt, the Debtor’s ownership interest in Dextera Surgical GmbH, a German subsidiary, shall be deemed a Remaining Asset. Without limitation of anything contained in Article V(F)(1) of the Plan, the Representative may, subject to approval of the Board, and without further approval of the Bankruptcy Court, take all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH.

To the extent not previously authorized under a Sale Order and/or any other order(s) of the Bankruptcy Court, on and after the Effective Date, the Plan authorized and empowers the Debtor’s Representative to fully perform under, consummate and implement any agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to consummate a sale, assignment, transfer, or other disposal of the Remaining Assets, and to take all further actions as may reasonably be requested by a purchaser or transferee for the purpose of selling, assigning, transferring, granting, conveying or conferring to a purchaser or transferee, or reducing to possession, any or all of the Remaining Assets free and clear of any and all Liens and encumbrances.

2.	Aesculap APA and Aesculap Escrow Agreement

Pursuant to the Plan, the Debtor and the Debtor’s Representative shall retain all rights, remedies, defenses and claims under and with respect to the Aesculap APA and the Aesculap Escrow Agreement. Any amounts payable to the Debtor under the Aesculap APA and/or the Aesculap Escrow Agreement, or in connection therewith, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve. The Plan further provides that, following the Effective Date, the Debtor and the Debtor’s Representative shall be authorized, but not required, to negotiate, and if appropriate, provide consideration to Aesculap in exchange for the early termination of the Aesculap Escrow Agreement, without the need for further approval of the Bankruptcy Court.

I.	Causes of Action/Setoff and Recoupment

Causes of Action may be subject to set-off and recoupment rights and counterclaims; provided, however, that the recovery of any non-Debtor with respect to any such counterclaim shall be limited to the adjudicated amount of such Cause of Action unless the applicable non-Debtor filed a timely Proof of Clam regarding the subject of its counterclaim, in which event the non-Debtor’s recovery, if any, on account of such counterclaim shall be subject to the terms of the Plan.

J.	Post-Effective Date Costs

The Plan further provides that, from and after the Effective Date, the Debtor’s Representative shall, without the necessity for any approval by the Bankruptcy Court, pay from the Post-Effective Date Reserve those fees and expenses incurred by the Debtor’s Representative, the Board, and the Debtor, subsequent to the Effective Date in connection with the implementation and consummation of the Plan. All fees and expenses of the Debtor’s Representative, the Debtor, the Board and the Claims Agent, and any of their respective agents and employees and retained professionals that are incurred subsequent to the Effective Date, shall be paid by the Debtor’s Representative, subject to the right of the Debtor’s Representative and the Board to object to the payment of such fees and expenses in accordance with Articles V(B)(b) and V(B)(e) of the Plan, as further set forth in the Plan.

K.	Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in an order of the Bankruptcy Court, the Plan provides that the Debtor and the Debtor’s Representative shall retain the Causes of Action, including but not limited to any Causes of Action identified on Exhibit “B” to the Plan. Under the Plan, the Debtor’s Representative may settle any Cause of Action without approval from the Bankruptcy Court, subject to the approval of the Board as set forth in Articles V(B)(b) and V(B)(e) of the Plan.

L.	Effectuating Documents; Further Transactions

The Plan authorizes the Debtor and the Debtor’s Representative to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

M.	Reserves and Distribution Accounts

1.	Funding of the Reserves

(a)     Professional Fee Claims Reserve. The Plan provides that, on or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Professional Fee Claims Reserve from Cash in the Debtor Cash Account, in the amount of approximately $661,000.00 or as otherwise provided in the Confirmation Order. There shall be deposited into the Professional Fee Claims Reserve an amount sufficient to permit full payment of all anticipated Allowed Professional Fee Claims.

The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Professional Fee Claims Reserve.

The Professional Fee Claims Reserve shall at all times be maintained as a segregated account.

Any Cash remaining in the Professional Fee Claims Reserve after payment of all Allowed Professional Fee Claims shall be transferred by the Debtor’s Representative to the Post-Effective Date Reserve.

(b)     Post-Effective Date Reserve. The Plan further provides that, on or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Post-Effective Date Reserve from Cash in the Debtor Cash Account, in the amount of approximately $1,627,00.00 or as otherwise provided in the Confirmation Order. There shall be deposited into the Post-Effective Date Reserve an amount sufficient to permit the consummation and implementation of the Plan and to pay the costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent. The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Post-Effective Date Reserve.

The Post-Effective Date Reserve shall at all times be maintained by the Debtor’s Representative in a segregated account. All Cash obtained by the Debtor after the Effective Date from whatever source, including without limitation from the Remaining Assets, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve.

Any Cash remaining in the Post-Effective Date Reserve after payment of, or other provision for, all costs and expenses, including without limitation, Taxes and amounts payable to professionals incurred after the Effective Date, shall be transferred by the Debtor’s Representative to the Distribution Account.

(c)     SAP Reserve Account. The Plan further provides that, on or as soon as practicable after the Effective Date, the Debtor’s Representative shall establish the SAP Reserve Account and fund such account from Cash in the Debtor’s Cash Account, in an amount equal to (A) the amount of: (i) all Administrative Claims asserted against the Debtor; (ii) all Priority Tax Claims asserted against the Debtor, (iii) all Class 1 Priority Claims asserted against the Debtor, and (iv) all Class 2 Secured Claims asserted against the Debtor plus (B) the amount of Administrative Claims the Debtor’s Representative anticipates will be filed prior to the Administrative Claims Bar Date. If and to the extent any such Administrative Claims, Priority Tax Claims, Class 1 Priority Claims and/or Class 2 Secured Claims become Disallowed, withdrawn, or reduced, the Debtor’s Representative shall reduce the amount in the SAP Reserve Account in a corresponding amount and shall transfer such amount from the SAP Reserve Account to the Distribution Account. The Debtor’s Representative, after consultation with the Board, also may at any time increase the amount of the SAP Reserve Account.

The SAP Reserve Account shall at all times be maintained as a segregated account.

2.	Funding of the Distribution Account

(a)     Debtor’s Distribution Account. The Plan provides that, on or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Distribution Account with all Cash remaining in the Debtor’s Cash Account after the funding of the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Reserve Account, in accordance with the terms of the Plan. The Debtor’s Distribution Account shall at all times be maintained as a segregated account.

(b)     Notwithstanding the foregoing or anything else contained in the Plan, the Debtor’s Representative may, after consultation with the Board, and from time to time and as the Debtor’s Representative deems necessary and appropriate, transfer Cash in the Distribution Account to the Professional Fee Claims Reserve, to the SAP Reserve Account and/or to the Post-Effective Date Reserve in order to ensure that such Reserves contain sufficient Cash to pay all Allowed Professional Fee Claims (with respect to the Professional Fee Claims Reserve), all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Priority Claims and all Allowed Class 2 Secured Claims (with respect to the SAP Reserve Account) and all costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent (with respect to the Post-Effective Date Reserve).

N.	Distribution Provisions

1.	Delivery of Distributions in General

The Plan provides that Distributions to Holders of Allowed Claims shall be made by the Debtor’s Representative (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtor have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtor’s Representative after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtor’s Representative or the Debtor have not received a written notice of a change of address.

In making Distributions under the Plan, the Debtor’s Representative may rely upon the accuracy of the claims register maintained by the Claims Agent in the Chapter 11 Case and the Schedules, as may be modified by any Final Order of the Bankruptcy Court Allowing or Disallowing Claims in whole or in part.

2.	Distributions to Holders of Allowed Interests

The Plan provides that Distributions to Holders of Interests shall be made by the Debtor’s Representative in accordance with such procedures that the Debtor’s Representative deems proper and appropriate and that are consistent with standard practice and applicable law regarding the payment of amounts to holders of publicly traded securities.

3.	Undeliverable and Unclaimed Distributions

The Plan provides that any Holder of an Allowed Claim or Interest that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution, including checks not returned as undeliverable but which remains unnegotiated, within ninety (90) days after the date on which the Distribution to it is made (a) shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution; and (b) shall be forever barred and enjoined from asserting any claim for an undeliverable or unclaimed Distribution against the Debtor’s Representative, the Debtor and its Estate or the Board and their respective agents, attorneys, representatives, employees, members or independent contractors, and/or any of its and their property. In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall be added to the funds in the Post-Effective Date Reserve, notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan. Nothing contained in the Plan requires the Debtor, the Debtor’s Representative, or his or her respective agents and professionals to attempt to locate any Holder of an Allowed Claim or Interest.

4.	Means of Cash Payment

The Plan provides that cash payments made pursuant to the Plan will be in U.S. dollars and will be made at the option and in the sole discretion of the Debtor by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Debtor. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

5.	Withholding and Reporting Requirements

The Plan provides that:

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all distributions thereunder, the Debtor and the Debtor’s Representative must, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent will be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions under the Plan shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, the Debtor’s Representative may require the Holder of an Allowed Claim and/or Interest to provide such Holder’s taxpayer identification number and such other information, certification or forms, if and as required to comply with applicable tax reporting and withholding laws. If a Person shall fail to provide the Debtor’s Representative with any requested tax-payer identification information with 60 days of the request, this failure shall be deemed a waiver of all Claims against and Equity Interests (including the right to any payment in accordance with the Plan), and the funds that would otherwise have been distributed to said Person shall revert and be distributed in accordance with the Plan to other Persons which have provided the requested tax-payer identification information, or to pay the post-Effective Date expenses of the Debtor, as appropriate. Notwithstanding any other provision of the Plan, each entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

6.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

The Plan provides that:

Except as otherwise specifically provided in the Plan, after the Effective Date, the Debtor’s Representative shall have the sole authority, subject to the rights and duties of the Board as set forth therein, (a) to file, withdraw, or litigate to judgment objections to Claims and subordination actions with respect to Claims, (b) to settle or compromise any Disputed Claim or any Claim subject to a subordination action without any further notice to or action, order, or approval by the Bankruptcy Court, and (c) to amend the Schedules in accordance with the Bankruptcy Code and the Local Rules.

Objection Deadline; Prosecution of Objections; Claim Estimation. Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed on or before the Claims Objection Deadline (as such deadline may be extended). If an objection has not been filed by the Debtor’s Representative with respect to a Proof of Claim or the Schedules have not been amended with respect to a Claim for which a Proof of Claim was not timely filed, by the Claims Objection Deadline, as the Claims Objection Deadline may be extended, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. The Debtor’s Representative shall be the sole Person with the right and standing to object to Claims. The Debtor’s Representative shall have the right to seek an order of the Bankruptcy Court estimating any contingent or unliquidated Claim.

Late Filed Claims. Pursuant to the Bar Date Orders, any Person that is required but fails to file a Claim or application with respect to a Claim before the applicable Bar Date in compliance with the procedures set forth in the applicable Bar Date Order shall not be treated as a creditor with respect to such Claim for purposes of voting on, and distribution under, the Plan. In the event a late Claim filed after the Effective Date is deemed timely filed, the Debtor’s Representative shall have one hundred twenty (120) days from the date the Holder is permitted to file the Claim to file an Objection to such Claim.

No Distributions Pending Allowance. No payments or Distributions shall be made with respect to all of any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtor on account of a Cause of Action, the Debtor’s Representative may withhold all Distributions to such Holder until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter.

Distributions After Allowance. Distributions to each respective Holder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with provisions of the Plan that govern Distributions to such Holders.

De Minimis Distributions. The Debtor’s Representative shall have no obligation to make a Distribution on account of an Allowed Claim, Interest or otherwise if the amount to be distributed to the specific Holder of the Allowed Claim or Interest is less than $10.00.

Fractional Dollars. Any other provision of the Plan notwithstanding, the Debtor’s Representative shall not be required to make Distributions of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

O.	Distribution Record Date

Pursuant to the Plan, the Debtor and the Debtor’s Representative shall have no obligation to recognize the transfer of or sale of any participation in any Claim or Interest that occurs after the close of business on the Effective Date, and shall be entitled for all purposes regarding the Plan to recognize and distribute only to those Holders of Claims and Interests who are Holders of such Claims or Interest, or participants therein, as of the close of business on the Effective Date. Without limiting the foregoing, the Debtor and the Debtor’s Representative shall be entitled to recognize and deal for all purposes with only those record Holders of Claims stated on the official claims register as of the close of business on the Effective Date and with only those record Holders of Interests who held such Interests as of the close of business on the Effective Date.

P.	De Minimis Fund Distribution

The Plan further provides that, in the event a final Distribution under the Plan is not, in the judgment and discretion of the Debtor’s Representative, in consultation with the Board, economically warranted given the cost of making such Distribution relative to the benefits to the Holders of Interests, the Debtor’s Representative may cause any amount that would have been subject to such Distribution to be paid to any charitable organization agreed to by the Debtor’s Representative and the Board or determined by the Bankruptcy Court. Notwithstanding the foregoing, the amount to be paid to a charitable organization pursuant to this subsection shall not be in excess of $7,500, without prior Bankruptcy Court approval.

Q.	Treatment of Executory Contracts and Unexpired Leases

The Plan provides that:

Rejected Contracts and Leases. Except as otherwise provided in the Confirmation Order, the Plan, or in any other Plan Document, the Confirmation Order will constitute an order under section 365 of the Bankruptcy Code rejecting any pre-petition executory contract and unexpired lease to which the Debtor is a party, to the extent such contract or lease is an executory contract or unexpired lease, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtor, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is assumed pursuant to Section VII(C) of the Plan.

Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor or their respective successors, properties or Estates unless a Proof of Claim is filed and served on the Debtor and counsel for Debtor within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

Assumed and Assigned Contracts and Leases. Except as otherwise provided in the Confirmation Order, the Confirmation Order will constitute an order under section 365 of the Bankruptcy Code assuming, as of the Effective Date, those executory contracts and unexpired leases, if any, listed on Exhibit “C” hereto. The cure amounts payable with respect to any such contracts are also listed on Exhibit “C” hereto.

Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, all Insurance Policies shall remain in full force and effect unless otherwise validly terminated, and issuers of such Insurance Policies shall remain responsible for Claims, in accordance with the terms and provisions of such Insurance Policies. The Debtor does not consider Insurance Policies that have expired as of the Effective Date (whether or not entered into prior or subsequent to the Petition Date) to be executory contracts subject to assumption or rejection. However, the issuers of Insurance Policies shall be responsible for continuing coverage obligations thereunder, regardless of the payment status of any retrospective or other insurance premiums. Nothing in the Plan shall constitute or be deemed to be a waiver of any Cause of Action that the Debtor may hold against Persons, including, without limitation, any issuer under any Insurance Policy of the Debtor.

R.	Allowance and Payment of Certain Administrative Claims

The Plan provides that:

Final Fee Applications. All Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Debtor, its counsel, the requesting Professional and the United States Trustee no later than thirty (30) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid as set forth in Article III(A)(1) of the Plan.

Employment of Professionals after the Effective Date. From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Bankruptcy Court in seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

Administrative Claim Bar Date. All requests for payment of an Administrative Claim arising on and subsequent to the Petition Date, other than Claims arising under 28 U.S.C. § 1930 and Administrative Claims described in section 503(b)(1)(B) or (C) of the Bankruptcy Code, must be filed with the Court and served on counsel for the Debtor’s Representative no later than thirty (30) days from and after the Effective Date of the Plan (the “Administrative Claim Bar Date”). Unless the Debtor or any other party in interest objects within forty-five (45) days from and after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”), such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtor or any other party in interest objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim, if any.

S.	Conditions Precedent to Occurrence of the Effective Date

The Plan provides that:

Conditions Precedent to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtor in writing:

a.      The Confirmation Order must have been entered and become a Final Order and must provide that the Debtor and the Debtor’s Representative are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or effectuate, advance or further the purposes thereof; and

b.     The Debtor shall have sufficient Cash available to fund the Professional Fee Claims Reserve, the Post-Effective Date Reserve, the SAP Reserve Account and to pay all anticipated Allowed General Unsecured Claims and post-Petition Date interest thereon at the Federal Judgment Rate, in accordance with the Plan.

Consequences of Non-Occurrence of Effective Date. In the event that the Effective Date does not occur, the Plan shall be null and void in all respects.

T.	Binding Effect

The Plan provides that it shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, and their respective successors and assigns.

U.	No Discharge of the Debtor

The Plan provides that pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtor; provided, however, that, other than as provided in any agreement, no Holder of a Claim or Interest may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor and/or its respective successors, assigns and/or property, including but not limited to the Debtor's Representative, except as expressly provided in the Plan.

V.	Releases by the Debtor

THE PLAN PROVIDES THAT, ON THE EFFECTIVE DATE, THE DEBTOR, ON BEHALF OF ITSELF AND ITS ESTATE, SHALL RELEASE UNCONDITIONALLY, AND HEREBY IS DEEMED TO FOREVER RELEASE UNCONDITIONALLY THE DEBTOR'S PAST AND PRESENT AGENTS, ADVISORS, ACCOUNTANTS, INVESTMENT BANKERS, CONSULTANTS, ATTORNEYS AND OTHER REPRESENTATIVES SOLELY IN THEIR RESPECTIVE CAPACITIES AS SUCH, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN THE RIGHT TO ENFORCE THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS, IF ANY, TO THE DEBTOR UNDER THE PLAN, AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS DELIVERED UNDER THE PLAN), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, DIRECTLY OR DERIVATIVELY, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CHAPTER 11 CASE, THE PLAN OR THE DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN IS INTENDED TO OR SHALL OPERATE AS A RELEASE OF ANY CLAIMS FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

W.	Injunction

The Plan provides that:

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTOR ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTOR OR ITS ESTATE, THE DEBTOR’S PROPERTY, THE DEBTOR'S REPRESENTATIVE AND/OR THE BOARD OR ANY OF ITS MEMBERS, ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS: (A) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (B) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (C) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR; (D) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; AND (E) TAKING ANY ACTION WHICH INTERFERES WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THE PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING AND/OR ENFORCING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN, THE CONFIRMATION ORDER OR A SALE ORDER.

X.	Term of Bankruptcy Injunction or Stays

The Plan provides that:

ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASE UNDER SECTIONS 105 OR 362 OF THE BANKRUPTCY CODE OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT.

Y.	Levy, Garnishment and Attachment

The Plan provides that Distributions to the various Classes of Claims and Interests thereunder shall not be subject to levy, garnishment, attachment or like legal process by any Holder of Claim or Interest by reason of any subordination rights or otherwise, so that each Holder of Claim or Interest shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

Z.	Exculpation and Limitation of Liability

The Plan provides that

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, THE DEBTOR, THE DEBTOR'S PAST AND PRESENT, PROFESSIONALS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, ATTORNEYS, REPRESENTATIVES, FINANCIAL ADVISORS, INVESTMENT BANKERS AND AGENTS AND ANY OF SUCH PARTIES' SUCCESSORS AND ASSIGNS, SHALL NOT BE LIABLE FOR ANY CLAIM, ACTION, PROCEEDING, CAUSE OF ACTION, SUIT, ACCOUNT, CONTROVERSY, AGREEMENT, PROMISE, RIGHT TO LEGAL REMEDIES, RIGHT TO EQUITABLE REMEDIES, RIGHT TO PAYMENT OR CLAIM (AS DEFINED IN SECTION 101(5) OF THE BANKRUPTCY CODE), WHETHER KNOWN, UNKNOWN, REDUCED TO JUDGMENT, NOT REDUCED TO JUDGMENT, LIQUIDATED, UNLIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, SECURED OR UNSECURED AND WHETHER ASSERTED OR ASSERTABLE DIRECTLY OR DERIVATIVELY, IN LAW, EQUITY OR OTHERWISE TO ONE ANOTHER OR TO ANY HOLDER OF A CLAIM OR INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS, OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION ORIGINATING OR OCCURRING ON OR AFTER THE PETITION DATE THROUGH AND INCLUDING THE EFFECTIVE DATE IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF THE CHAPTER 11 CASE, NEGOTIATION AND FILING OF THE PLAN OR ANY PRIOR PLANS, FILING THE CHAPTER 11 CASE, THE PURSUIT OF CONFIRMATION OF THE PLAN OR ANY PRIOR PLANS, ANY SALE ORDER, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE LIQUIDATED AND/OR DISTRIBUTED UNDER THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR FRAUD AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

AA.	Indemnification Obligations

The Plan provides that, except as otherwise provided in the Plan, any Sale Order, other order of the Bankruptcy Court, or any contract, instrument, release or other agreement or document entered into in connection with the Plan, any and all indemnification obligations that the Debtor has pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document or applicable law shall be deemed rejected (if and to the extent executory) as of the Effective Date.

BB.	Good Faith

The Plan provides that Confirmation of the Plan shall constitute a finding by the Bankruptcy Court that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of the Plan by all Persons has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

CC.	Confirmation Order

The Plan provides that Confirmation of the Plan shall be deemed to ratify all transactions undertaken by the Debtor during the period commencing on the Petition Date and ending on the Effective Date, except for any acts constituting willful misconduct, intentional misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

IX.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax aspects of the Plan, for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim or Interest. This discussion does not purport to be a complete analysis or listing of all potential tax considerations. This discussion is based on existing provisions of the Internal Revenue Code (the “IRC”), existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan.

No ruling has been requested or obtained from the IRS with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. No representations or assurances are being made to the Holders of Claims or Interests with respect to the United States federal income tax consequences described herein.

Each Holder of a Claim or Interest affected by the Plan is strongly urged to consult its tax advisor regarding the specific tax consequences of the transactions described herein and in the Plan.

A.	General

The United States federal income tax consequences to Holders of Claims and Interests and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things, (1) the manner in which a Holder acquired a Claim or Interest; (2) the length of time the Claim or Interest has been held; (3) whether the Claim or Interest was acquired at a discount; (4) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (6) the method of tax accounting of the Holder; (7) whether the Claim is an installment obligation for United States federal income tax purposes; and (8) whether the Claim constitutes a “security” for United States federal income tax purposes. Certain Holders of Claims (such as foreign persons, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations) and Interests may be subject to special rules not addressed herein. There also may be state, local, and/or foreign income or other tax considerations or United States federal estate and gift tax considerations applicable to Holders of Claims and Interests, which are not addressed herein. Each Holder of a Claim and Interest should consult its tax advisor for information that may be relevant to its particular situation and circumstances and for advice concerning the particular tax consequences to it of the transactions contemplated by the Plan.

B.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM OR INTEREST HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM AND INTEREST HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

X.

REQUIREMENTS FOR CONFIRMATION OF THE PLAN

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and the disclosures by the Debtor concerning the Plan have been adequate and have included information concerning all payments made or to be made in connection with the Plan and the Chapter 11 Case. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Bankruptcy Rule 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims and Interests, unless approval will be sought under section 1129(b) of the Bankruptcy Code, despite the dissent of one or more such Classes, (b) the Plan is “feasible,” which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (c) the Plan is in the “best interests” of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Interests accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtor.

A.	Acceptance by Impaired Classes

Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a plan unless (1) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) the claim or interest is allowed, which means generally that no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems the holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan, and the plan proponent need not solicit such holder’s vote.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Impaired Classes of Claims and Interests Entitled to Vote. Only the Holders of Interests in Classes 4 and 5 are entitled to vote to accept or reject the Plan.

Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an impaired class of claims shall have accepted the plan if the plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such class that have timely and properly voted to accept or reject the plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an impaired class of interests shall have accepted the plan if the plan is accepted by the holders of at least two-thirds in amount of the allowed interests of such class that have timely and properly voted to accept or reject the Plan.

Presumed Acceptances by Unimpaired Classes. Classes 1, 2 and 3 are Unimpaired by the Plan. Under section 1126 of the Bankruptcy Code, such Holders are conclusively presumed to accept the Plan, and the votes of such Holders will not be solicited.

Impaired Equity Interests. With respect to Interests, in accordance with section 1126(g) of the Bankruptcy Code, Classes 6 and 7 and 8 are deemed to have rejected the Plan.

Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. If any Impaired Class of Interests that is entitled to vote on the Plan rejects the Plan, the Debtor will (i) seek confirmation of the Plan from the Court by employing the “cram down” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan. The Debtor reserves the right to alter, amend or modify the Plan, including to amend or modify the exhibits thereto, to satisfy the requirements of section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to revoke or withdraw the Plan, in whole or in part.

“Cram Down.” Under the “cram down” provisions of the Bankruptcy Code, the Debtor must demonstrate to the Bankruptcy Court that (i) the Plan does not discriminate unfairly with respect to each non-accepting Impaired Class, (ii) the Plan is fair and equitable with respect to each non-accepting Impaired Class, and (iii) at least one Impaired Class of Claims has accepted the Plan.

As used by the Bankruptcy Code, the phrases “discriminate unfairly” and “fair and equitable” have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan. By establishing separate Classes for the holders of each type of Claim and by treating each holder of a Claim in each Class identically, the Plan has been structured so as to meet the “unfair discrimination” test of section 1129(b) of the Bankruptcy Code.

The Bankruptcy Code sets forth different standards for establishing that a plan is “fair and equitable” with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured claims or interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the “absolute priority” rule, which requires that the dissenting class be paid in full before any junior class may receive anything under the plan.

B.	Feasibility

In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor. In the present case, because the Plan is a liquidating plan in which sufficient funds will be set aside to satisfy all Allowed Administrative Claims and other Claims that are required to be paid under the Plan, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

C.	Best Interests of Creditors; Liquidation under Chapter 7 of the Bankruptcy Code

Section 1129(a)(7) of the Bankruptcy Code provides that, with respect to impaired classes, each holder of a claim or interest of such class must receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount such holder would so receive or retain if the debtor liquidated under chapter 7 of title 11 on such date.

To estimate what holders of Allowed Claims and Interests would receive if the Debtor were hypothetically liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if the Debtor’s Chapter 11 Case were converted to a chapter 7 case and the Debtor’s assets were liquidated by a chapter 7 trustee. The proceeds available for satisfaction of allowed claims and interests would consist of the Cash held by the Debtor, as well as any remaining assets reducible to Cash, at the time of the conversion to chapter 7. Any such Cash amount would then be reduced by the amount of any allowed secured claims, the costs and expenses of the chapter 7 case and additional allowed administrative claims, and other priority claims that may result from the use of chapter 7 for purposes of liquidation. The costs of liquidation under chapter 7 would include commissions payable to a trustee in bankruptcy, as well as fees that might be payable to his or her attorneys and to other professionals that such trustee may engage, plus any unpaid expenses incurred by the Debtor during the Chapter 11 Case that would be allowed in the chapter 7 case, such as compensation for the Debtor’s Professionals. These Claims would be paid in full out of the Debtor’s Cash before the balance of the Cash would be made available to Holders of General Unsecured Claims and Interests. In addition, other claims might arise upon conversion to a chapter 7 case that might dilute the Cash available to holders of allowed general unsecured claims and interests. Additional claims against the Debtor’s Estate might also arise as the result of the establishment of a new bar date for the filing of claims in the Debtor’s chapter 7 case. Although the Debtor believes that Allowed Claims likely would receive the same treatment in a chapter 7 case as proposed by the Plan – payment in full plus post-Petition Date interest at the Federal Judgment Rate – based on the foregoing, the Debtor believes that liquidation under chapter 7 could result in smaller distributions being made to Holders of Interests than those provided for under the Plan.

XI.

ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

The Debtor has evaluated alternatives to the Plan. After studying these alternatives, the Debtor has concluded that the Plan is the best alternative and will maximize recoveries of Holders of Claims and Interests. If the Plan is not confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code. In that event, the Debtor would cease its liquidation and distribution efforts and a trustee would be appointed to liquidate and distribute the remaining assets of the Estate. As explained above, the Debtor believes that a liquidation under chapter 7 would likely result in a lower return to Holders of Allowed and Interests. It also would significantly delay distributions.

[remainder of page intentionally left blank]

XII.

RECOMMENDATION AND CONCLUSION

The Debtor believes that the Plan is in the best interest of all Holders of Claims and Interests and urge all Holders of Impaired Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots in accordance with the instructions accompanying this Disclosure Statement. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RECEIVED BY THE VOTING AGENT NO LATER THAN THE VOTING DEADLINE.

Dated: August 27, 2018	Respectfully submitted,

Dex Liquidation Co. (f/k/a Dextera Surgical Inc.)

/s/ Matthew English
Matthew English, Chief Restructuring Officer

For the Debtor

List of Exhibits

Exhibit “A” – Debtor’s Chapter 11 Plan

Exhibit “B” – Estimated Assets and Anticipated Costs of Plan Implementation/Administration

Exhibit “C” – Assumed Executory Contracts/Unexpired Leases and Related Cure Amounts

Exhibit “D” – Form of Series 1 and 2 Warrants

Exhibit “A”

Debtor’s Chapter 11 Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	) Chapter 11
)
Dex Liquidating Co. (f/k/a Dextera	)
Surgical Inc.), [1]	) Case No. 17-12913 (KJC)
)
Debtor.	)
)

DEBTOR’S FIRST AMENDED CHAPTER 11 PLAN OF LIQUIDATION

SAUL EWING ARNSTEIN & LEHR LLP
Mark Minuti (DE No. 2659)
Teresa K.D. Currier (DE No. 3080)
Monique B. DiSabatino (DE No. 6027)
1201 North Market Street, Suite 2300
Wilmington, DE 19801
Telephone: (302) 421-6800
Facsimile: (302) 421-5873

-and-

Adam H. Isenberg
Centre Square West
1500 Market Street, 38th Floor
Philadelphia, PA 19102
Telephone: (215) 972-7100
Facsimile: (215) 972-1853

Counsel for Debtor and Debtor-in-Possession

COOLEY LLP
Robert L. Eisenbach III
101 California Street, 5th Floor
San Francisco, CA 94111
Telephone: (415) 693-2000
Facsimile: (415) 693-2222

Dated: August 27, 2018	Special Corporate Counsel for Debtor and Debtor-in-Possession

___________________________

[1]	The last four digits of the Debtor’s federal identification number are 7832. The Debtor’s address is 7 West 41st Avenue - # 245, San Mateo, CA 94403.

	4.	Class 7: Restricted Stock Units	15
	5.	Class 8: Employee Stock Options	15
D.	Special Provision Regarding Unimpaired Claims		16
E.	Allowed Claims/Interests		16

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN			16
A.	Impaired Classes of Claims and Interests Entitled to Vote		16
B.	Acceptance by an Impaired Class		16
C.	Presumed Acceptances by Unimpaired Classes		16
D.	Impaired Equity Interests		16
E.	[Intentionally Omitted]		17
F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code		17

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN			17
A.	Implementing Actions		17
B.	Liquidation of the Debtor		17
C.	Continued Corporate Existence		22
D.	Cancellation of Interests		23
E.	Exemption from Certain Transfer Taxes		23
F.	Remaining Assets		23
	1.	General Assets	23
	2.	Aesculap APA and Aesculap Escrow Agreement	24
G.	Causes of Action/Setoff and Recoupment		24
H.	Post-Effective Date Costs		24
I.	Preservation of Causes of Action		25
J.	Effectuating Documents; Further Transactions		25
K.	Reserves and Distribution Accounts		25
	1.	Funding of the Reserves	25
	2.	Funding of the Distribution Account	26

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS			27
A.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		27
	1.	Delivery of Distributions in General	27
	2.	Distributions to Holders of Allowed Interests	27
	3.	Undeliverable and Unclaimed Distributions	27
B.	Means of Cash Payment		27
C.	[Intentionally Omitted]		28
D.	Withholding and Reporting Requirements		28
E.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims		28
	1.	Claims Administration Responsibilities	28
	2.	Objection Deadline; Prosecution of Objections; Claim Estimation	28
	3.	Late Filed Claims	29
	4.	[Intentionally Omitted]	29
	5.	No Distributions Pending Allowance	29
	6.	Distributions After Allowance	29
	7.	De Minimis Distributions	29

	8.	Fractional Dollars	29
F.	Distribution Record Date		30
G.	De Minimis Fund Distribution		30

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			30
A.	Rejected Contracts and Leases		30
B.	Bar to Rejection Damages		30
C.	Assumed and Assigned Contracts and Leases		31
D.	Insurance Policies		31

ARTICLE VIII CONFIRMATION AND CONSUMMATION OF THE PLAN			31
A.	Conditions to the Effective Date		31
B.	Consequences of Non-Occurrence of Effective Date		32

ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS			32
A.	Final Fee Applications		32
B.	Employment of Professionals after the Effective Date		32
C.	Administrative Claim Bar Date		32

ARTICLE X EFFECT OF PLAN CONFIRMATION			32
A.	Binding Effect		32
B.	No Discharge of the Debtor		33
C.	Releases by the Debtor		33
D.	Injunction		33
E.	Term of Bankruptcy Injunction or Stays		34
F.	Levy, Garnishment and Attachment		34
G.	Exculpation and Limitation of Liability		34
H.	Indemnification Obligations		35
I.	Good Faith		35
J.	Confirmation Order		35

ARTICLE XI RETENTION OF JURISDICTION			35

ARTICLE XII MISCELLANEOUS PROVISIONS			37
A.	Modifications and Amendments		37
B.	Substantial Consummation		38
C.	Severability of Plan Provisions		38
D.	Successors and Assigns		38
E.	Payment of Statutory Fees		38
F.	Revocation		38
G.	Service of Documents		38
H.	Plan Exhibits		39
I.	Tax Reporting and Compliance		39
J.	Special Environmental Provisions		40
K.	Filing of Additional Documents		40
L.	2002 List		40

INTRODUCTION

Dex Liquidating Co. (f/k/a Dextera Surgical Inc.), the above-captioned debtor and debtor-in-possession, proposes the within First Amended Chapter 11 Plan of Liquidation.

The Plan contemplates the liquidation of the Debtor. Reference is made to the Disclosure Statement for a discussion of (i) the Debtor’s history, business, properties and operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan. All Holders of Interests who are eligible to vote on the Plan are encouraged to read the Plan and the accompanying Disclosure Statement (including all Exhibits thereto) in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan, in whole or in part, prior to its substantial consummation. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

No solicitation materials, other than the Disclosure Statement, and any related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of the Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all Holders of Claims and Interests to the extent required by section 1125 of the Bankruptcy Code.

YOU ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT AND THE PLAN. ALL HOLDERS OF INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1     Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Case under sections 503(b) and/or 507(b) of the Bankruptcy Code including: (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate and operating the businesses of the Debtor (such as wages, salaries and payments for inventory, leased equipment and premises), Claims of Governmental Units for Taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date) and Section 503(b)(9) Claims; and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, excluding Professional Fee Claims.

1.2     Administrative Claim Bar Date shall have the meaning set forth in Article IX(C) of the Plan.

1.3     Administrative Claim Objection Deadline shall have the meaning set forth in Article IX(C) of the Plan.

1.4     Aesculap means Aesculap, Inc., together with AesDex, LLC, its permitted designee under the Aesculap APA.

1.5     Aesculap APA means that certain Asset Purchase Agreement between the Debtor and Aesculap, Inc. dated December 11, 2017, and amended by First Amendment to Asset Purchase Agreement dated January 8, 2018 and Second Amendment to Asset Purchase Agreement dated as of February 15, 2018, and approved by Bankruptcy Court order entered January 24, 2018 [D.I. 160].

1.6     Aesculap Escrow means the Indemnification Escrow Fund, as such term is defined in the Aesculap Escrow Agreement.

1.7     Aesculap Escrow Agreement means that certain Escrow Agreement, dated February 20, 2018, between and among the Debtor, AesDex, LLC and Delaware Trust Company, as executed in connection with the Aesculap APA.

1.8     Allowed Claim means, with reference to any Claim against the Debtor (including any Administrative Claim), (a) any Claim that has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor or the Debtor’s Representative from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent, and for which no Proof of Claim has been filed, (b) any timely filed Proof of Claim or request for payment of an Administrative Claim, unless an objection to the allowance thereof, or action to subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, and which applicable period of limitations has expired, (c) any Claim (other than a Professional Fee Claim) expressly allowed by a Final Order or under the Plan, except to the extent such Claim remains subject to potential subordination, (d) any Professional Fee Claim allowed by Order of the Bankruptcy Court, or (e) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Debtor’s Representative under the Plan; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims; provided, further, that any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code shall not be considered an Allowed Claim.

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1.9       Allowed . . . Claim means an Allowed Claim of the particular type or Class described.

1.10     Ballot means a ballot form distributed to each Holder of an Interest entitled to vote to accept or reject this Plan.

1.11     Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended and as applicable to the Chapter 11 Case.

1.12     Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court with jurisdiction over the Chapter 11 Case.

1.13     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the Local Rules, as now in effect or hereafter amended and applicable to the Chapter 11 Case.

1.14     Bar Date means the deadlines established by the Bar Date Order for the filing of certain Claims against the Debtor’s Estate.

1.15     Bar Date Order means the order of the Bankruptcy Court entered February 14, 2018 [D.I. 181] for the filing of certain Claims against the Debtor’s Estate.

1.16     Board means the duly appointed Board of Directors of the Debtor.

1.17     Business Day means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.18     Cash means legal tender of the United States of America and equivalents thereof, which may be conveyed by check or wire transfer.

1.19     Cash Available For Distribution means the amount of Cash in the Distribution Account as of the contemplated Shareholders Distribution Date.

1.20     Causes of Action means any and all claims, actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies, rights to seek subordination under section 510 of the Bankruptcy Code, rights to payment and Claims under the Bankruptcy Code or under State or other applicable law, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, that the Debtor and/or its Estate may hold against any Person including, without limitation, claims for accounts receivable due to any Debtor, except to the extent waived, released or transferred pursuant to a Sale Order or other order of the Bankruptcy Court.

1.21     Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

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1.22     Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.

1.23     Claims Agent means Omni Management Group, the claims and noticing agent retained in the Chapter 11 Case.

1.24     Claims Objection Deadline means the last day for filing objections to or subordination actions in connection with Claims, other than Administrative Claims and Professional Fee Claims, which day shall be (a) the later of (i) one hundred and eighty days (180) after the Effective Date or (ii) one hundred and eighty days (180) after the filing of a proof of claim for, or request for payment of, such Claim or (b) such other later date as the Bankruptcy Court may order. The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion; provided, however, that in the event that a motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the then-current Claims Objection Deadline or thirty (30) days after the Bankruptcy Court’s entry of an order denying the motion to extend the Claims Objection Deadline.

1.25     Class means a category of Holders of Claims or Interests, as described in Article II hereof.

1.26     Common Stock means the common stock of the Debtor, trading as of the Petition Date under the symbol “DXTR.”

1.27     Common Stock Holder’s Proportionate Share shall have the meaning contained in Article III(C)(2) hereof.

1.28     Confirmation means entry by the Bankruptcy Court of the Confirmation Order.

1.29     Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order.

1.30     Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.31     Confirmation Order means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

1.32     Debtor Cash means the Cash of the Debtor immediately prior to the Effective Date.

1.33     Debtor Cash Account means the account containing the Debtor Cash.

1.34     Debtor’s Representative means a Board-appointed officer of the Debtor who, in such capacity, shall be the Person appointed to act on behalf of the Debtor in accordance with the terms of this Plan and the Confirmation Order, or any successor appointed in accordance with the terms of this Plan. Except as otherwise set forth in the Confirmation Order, the Debtor shall engage Arch & Beam Global, LLC to designate Matthew S. English, the Debtor’s current Chief Restructuring Officer, as the Debtor’s Representative under the Plan. The terms of the Debtor’s Representative’s engagement shall be substantially similar to those set forth in the engagement letter attached hereto as Exhibit “A”.

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1.35     Debtor’s Representative Expenses means all actual and necessary costs and reasonable expenses incurred by the Debtor’s Representative in connection with carrying out the terms of this Plan.

1.36     Deemed Common Stock shall have the meaning set forth in Article III(C)(1) hereof.

1.37     Disallowed Claim means, with reference to any Claim, (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim, or any portion thereof, that is expressly disallowed under the Plan, or (c) unless scheduled by the Debtor as a liquidated, non-contingent, and undisputed Claim, a Claim as to which a Bar Date has been established by the Bankruptcy Code, Bankruptcy Rules, or Final Order but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order.

1.38     Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) relating to this Plan, distributed contemporaneously herewith in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

1.39     Disputed Claim means, with reference to any Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.40     Disputed . . . Claim means a Disputed Claim of the type described.

1.41     Distribution means any distribution made pursuant to the Plan to the Holders of Allowed Claims or Holders of Allowed Interests.

1.42     Distribution Account means the account into which any Cash received by the Debtor after the Effective Date is to be deposited pursuant to the terms of the Plan.

1.43     Effective Date means the Business Day this Plan becomes effective, as provided herein.

1.44     Employee Stock Options means any Purchase Right granted under any stock award, stock option, inducement, or stock purchase plan of the Debtor, including without limitation, the Dextera Surgical Inc. 2016 Employee Stock Purchase Plan, as any such plans may have been amended.

1.45     Equity Holder Claim shall have the meaning contained in Article III(B)(3) hereof.

1.46     Estate means the estate of the Debtor created under section 541 of the Bankruptcy Code.

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1.47     Exhibit means an exhibit or schedule annexed to either this Plan or the Disclosure Statement.

1.48     Federal Judgment Rate means the federal judgment rate, calculated in accordance with 28 U.S.C. § 1961, as in effect as of the Petition Date, or such other interest rate that, as determined by the Bankruptcy Court at the Confirmation Hearing, will cause the Plan to conform to, and meet, the requirements of applicable law.

1.49     Final Decree means the decree contemplated under Bankruptcy Rule 3022.

1.50     Final Fee Applications means all final requests for payment of Professional Fee Claims.

1.51     Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending provided, however, that no order shall fail to be a final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order, as long as such a motion has not actually been filed.

1.52     Fully Subordinated shall have the meaning contained in Article III(B)(3) hereof.

1.53     Fundamental Transaction Claim shall have the meaning contained in Article III(B)(3) hereof.

1.54     General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim or Professional Fee Claim.

1.55     Governmental Unit means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

1.56     Holder means an entity holding a Claim or Interest.

1.57     Impaired means, when used in reference to a Claim, Interest or Class, a Claim, Interest or Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.58     Insurance Policy means any issued policy of insurance and any agreements relating thereto covering one or more of the Debtor, the Debtor’s Estate or its assets, directors, officers, members, managers, employees and fiduciaries, or that may be available to provide coverage for Claims against the Debtor or any of the foregoing, including without limitation any general liability, property, workers compensation, casualty, umbrella or excess liability policy(ies), errors and omissions, director and officer or similar executive, fiduciary and organization liability policy(ies) (A, B or C coverage), and any tail with respect thereto.

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1.59     Interest means the legal, equitable, contractual, and other rights of any Person with respect to any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in the Debtor.

1.60     Lien means any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.61     Local Rules means the Local Rules for the United States Bankruptcy Court District of Delaware.

1.62     Outstanding Shares means the number of shares of Common Stock of the Debtor outstanding on the Effective Date, including without limitation all shares of Deemed Common Stock.

1.63     Person means “person” as defined in section 101(41) of the Bankruptcy Code.

1.64     Petition Date means December 11, 2017.

1.65     Plan means this first amended chapter 11 plan, including any Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

1.66     Plan Document means the Plan, any Plan Supplement(s), and any exhibits and schedules thereto, together with any contract, instrument, release, or other agreement or document entered in connection with the Plan.

1.67     Plan Supplement means any supplement or supplements filed with the Bankruptcy Court with respect to the Plan no later than ten (10) days prior to the deadline for submitting timely Ballots on the Plan.

1.68     Post-Effective Date Reserve means a segregated reserve account funded from the Debtor Cash Account and/or from the Distribution Account, for the purpose of paying post-Effective Date costs and expenses, including without limitation: (i) Taxes and (ii) costs and expenses incurred by the Debtor’s Representative, the Debtor and the Claims Agent and their professionals in connection with the implementation of the Plan (including in connection with any appeal of the Confirmation Order and the prosecution of Final Fee Applications) and the administration of the Bankruptcy Case and the Plan. The initial Post Effective Date Reserve is projected to be approximately $1,627,000.00.

1.69     Priority Non-Tax Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

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1.70     Priority Tax Claim means a Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.71     Professional means any professional employed in the Chapter 11 Case pursuant to sections 327, 328 or 1103 of the Bankruptcy Code.

1.72     Professional Fee Claim means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

1.73     Professional Fee Claims Reserve means a segregated reserve account funded from the Debtor Cash Account and/or from the Distribution Account in an initial amount projected to be $661,000.00.

1.74     Proof of Claim means the proof of claim that must be filed on or before the applicable Bar Date or such other date as prescribed by the Bankruptcy Court.

1.75     Remaining Assets shall have the meaning contained in Article V(F) hereof.

1.76     Representative Parties shall have the meaning contained in Article V(B)(h) of the Plan.

1.77     Restricted Stock Units means any rights, granted to current or former employees of the Debtor, to be issued on a future date a number of shares of the Debtor’s Common Stock, subject to certain transferability and vesting restrictions and requirements.

1.78     Sale Order means an order of the Bankruptcy Court, including without limitation that certain Order Under 11 U.S.C. § 105, 363, 365, 503 and 507(A) Approving Asset Purchase Agreement with Aesculap, Inc., (B) Authorizing Sale of Debtor’s Assets Free and Clear of Interests, (C) Authorizing Assumption and Assignment of Certain of the Debtor’s Executory Contracts, and (D) Granted Related Relief [D.I. 160], approving the sale of one or more of the Debtor’s assets.

1.79     SAP Claims Reserve Account means the reserve funded from the Distribution Account and/or from the Debtor Cash Account, on or as soon as practicable after the Effective Date, in (A) the amount of the (i) Administrative Claims asserted against the Debtor, (ii) Priority Tax Claims asserted against the Debtor, (iii) Class 1 Priority Non-Tax Claims asserted against the Debtor, and (iv) Class 2 Secured Claims asserted against the Debtor, in accordance with Article V(k)(1)(c) of the Plan plus (B) the amount of Administrative Claims the Debtor’s Representative anticipates will be filed prior to the Administrative Claim Bar Date, to the extent not included within subsection (A)(1) of this definition.

1.80     Scheduled means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.81     Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules, as such documents have been or may be modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

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1.82     Section 503(b)(9) Claim means a claim entitled to priority under section 503(b)(9) of the Bankruptcy Code.

1.83     Secured Claim means any Claim secured by a valid, perfected and enforceable Lien in or on the Debtor’s property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim Holder’s interest in the Debtor’s property, as determined pursuant to section 506 of the Bankruptcy Code.

1.84     Series 1 and 2 Warrants means those Series 1 and Series 2 Common Stock Purchase Warrants issued by the Debtor on or about May 16, 2017.

1.85    Series B Convertible Preferred Stock means the shares of Series B Convertible Preferred Stock issued by the Debtor pursuant to Certificate of Designation of Preferences, Rights and Limitations dated on or about May 12, 2017.

1.86     Shareholders Distribution Date means the date on which the distribution of Cash is made to Holders of Allowed Class 5 Common Stock and Holders of Allowed Fully Subordinated Fundamental Transaction Claims, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim (each as defined herein) if any, as such date is determined by the Debtor’s Representative and approved by the Board. The Shareholders Distribution Date shall not occur prior to: the resolution of all Disputed Claims; the full payment of (or compliance with other treatment set forth herein regarding) all Allowed Professional Fee Claims, Allowed Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Allowed General Unsecured Claims; the adjudication of any motion, adversary proceeding or objection regarding whether Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims should be Allowed, Disallowed, valued at zero and/or subordinated in whole or part pursuant to section 510 of the Bankruptcy Code; and the collection of all Remaining Assets.

1.87     Tax Claim means all or that portion of a Claim held by a Governmental Unit for a Tax assessed or assessable against the Debtor, including income and employment taxes and any related penalties or interest.

1.88     Tax or Taxes means any and all taxes, levies, imposts, assessments or other charges of whatever nature imposed at any time by any governmental authority or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

1.89     Unclassified Claims means Administrative Claims, Professional Fee Claims and Priority Tax Claims.

1.90     Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.91     Warrant Claim shall have the meaning contained in Article III(B)(3) hereof.

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C.	Rules of Interpretation

For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules and Exhibits are references to sections, articles, schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply, subject to Article I(A) hereof.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, document and instruments executed in connection with the Plan, without giving effect to the principles of conflicts of law thereof.

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except Administrative Claims, Professional Fee Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is Allowed in that Class and such Claim or Interest has not been paid, released or otherwise satisfied prior to the Effective Date.

The Debtor has set forth the Classes below.

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B.	Unclassified Claims (not entitled to vote on the Plan)

1.	Administrative Claims

2.	Professional Fee Claims

3.	Priority Tax Claims

C.	Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan)

1.	Class 1: Priority Non-Tax Claims

2.	Class 2: Secured Claims

3.	Class 3: General Unsecured Claims

D.	Impaired Classes of Interests

1.	Class 4: Series B Convertible Preferred Stock (entitled to vote on the Plan)

2.	Class 5: Common Stock (entitled to vote on the Plan)

3.	Class 6: Series 1 and 2 Warrants (deemed to have rejected the Plan; not entitled to vote on the Plan)

4.	Class 7: Restricted Stock Units (deemed to have rejected the Plan; not entitled to vote on the Plan)

5.	Class 8: Employee Stock Options (deemed to have rejected the Plan; not entitled to vote on the Plan)

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	Administrative Claims and Professional Fee Claims

Except as otherwise provided herein, and subject to the requirements set forth herein, on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Administrative Claim is an Allowed Administrative Claim on the Effective Date, or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive (a) Cash from the SAP Claims Reserve Account equal to the amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtor shall have agreed upon in writing.

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Notwithstanding the above or anything to the contrary contained herein, any Administrative Claim of Aesculap arising from or related to the Aesculap APA, the Aesculap Escrow Agreement and/or any document executed in connection therewith, shall be payable solely from the Aesculap Escrow, to the extent provided in, and subject to the terms of, the Aesculap APA and the Aesculap Escrow Agreement.

On or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date a Professional Fee Claim becomes an Allowed Professional Fee Claim, a Holder of an Allowed Professional Fee Claim shall receive Cash from the Professional Fee Claims Reserve equal to the unpaid portion of the Allowed Professional Fee Claim.

2.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive Cash from the SAP Claims Reserve Account in an amount equal to such Allowed Priority Tax Claim on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Tax Claim is an Allowed Priority Tax Claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Tax Claim.

B.	Unimpaired Claims

1.	Class 1: Priority Non-Tax Claims

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Non-Tax Claim is an Allowed Priority Non-Tax claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Non-Tax Claim, the Debtor’s Representative shall pay, from the SAP Claims Reserve Account, to each Holder of an Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim.

2.	Class 2: Secured Claims

Except to the extent that a Holder of an Allowed Class 2 Secured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 2 Secured Claim is an Allowed Class 2 Secured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Secured Claim, the Debtor’s Representative shall either: (i) pay from the SAP Claims Reserve Account, to each Holder of an Allowed Class 2 Secured Claim, Cash in an amount equal to such Allowed Class 2 Secured Claim; or (ii) release to such Holder the collateral securing such Allowed Class 2 Secured Claim. Notwithstanding the preceding, or anything in the Plan to the contrary, nothing contained herein is intended to preclude or prevent payment to the Holder of an Allowed Class 2 Secured Claim of the proceeds of the sale of any asset in which such Holder has a Lien as and when such proceeds become available for distribution.

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3.	Class 3: General Unsecured Claims

Except to the extent that a Holder of an Allowed Class 3 General Unsecured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 3 General Unsecured Claim is an Allowed Class 3 General Unsecured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Class 3 General Unsecured Claim, the Debtor’s Representative shall pay from the Distribution Account, to each Holder of an Allowed Class 3 General Unsecured Claim, Cash in an amount equal to such Allowed Class 3 General Unsecured Claim plus interest on such Allowed Class 3 General Unsecured Claim at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

For the avoidance of doubt, (a) Claims filed by any Holder of Series 1 and 2 Warrants based upon the occurrence of a Fundamental Transaction (as that term is defined in the Series 1 and 2 Warrants) (each, a “Fundamental Transaction Claim”), (b) Claims filed by any Holder of Series 1 and 2 Warrants with respect to such Series 1 and 2 Warrants, other than Fundamental Transaction Claims (each, a “Warrant Claim”), and (c) Claims filed by any holder of Class 4 Series B Convertible Preferred Stock or Class 5 Common Stock with respect to such Series B Convertible Preferred Stock or Common Stock (each, an “Equity Holder Claim”), shall be treated as Class 3 General Unsecured Claims, subject to the right of the Debtor and the Debtor’s Representative to object to such Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek the subordination of such Claims pursuant to section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Classes 6, 7 or 8. If and to the extent Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are determined to be Allowed Class 3 General Unsecured Claims and are not subordinated, they shall receive the same treatment set forth above for Allowed Class 3 General Unsecured Claims.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims, as applicable, plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to the same priority as Common Stock under the Plan (hereinafter, “Fully Subordinated”), then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

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C.	Impaired Interests

1.	Class 4: Series B Convertible Preferred Stock

The terms of the Series B Convertible Preferred Stock provide for, upon any liquidation, dissolution, or winding up of the Debtor, pari passu distributions among the holders of shares of Common Stock and the shares of Series B Preferred Stock, pro rata based on the number of shares held by each holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the formula set forth below, for their conversion into Common Stock. The Plan involves a liquidation and winding up of the Debtor and for its dissolution.

On the Effective Date, each share of outstanding Series B Convertible Preferred Stock shall be deemed, without any action by any Person, to be converted to shares of Class 5 Common Stock, by dividing $1,000 by the conversion price of $0.27 (i.e., so that each outstanding share of Series B Convertible Preferred Stock shall be deemed converted into 3,703 shares of Common Stock), or pursuant to such other conversion formula as the Bankruptcy Court may deem appropriate (the “Deemed Common Stock”).

Holders of Class 4 Series B Convertible Preferred Stock, as converted to shares of Common Stock in the manner set forth above, shall receive the treatment under this Plan afforded to Holders of Class 5 Common Stock.

2.	Class 5: Common Stock

Each Holder of Class 5 Common Stock as of the Effective Date (including, for the avoidance of doubt, each Holder of Deemed Common Stock) shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution that is determined by application of the following formula, or such other percentage of the Cash Available For Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order:

(I) the Common Stock Holder’s Proportionate Share times the Cash Available for Distribution divided by (II) the sum of (y) the amount of all Allowed Fully Subordinated Fundamental Transaction Claims plus the amount of all Allowed Fully Subordinated Warrant Claims plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (z) Cash Available For Distribution.

The term “Common Stock Holder’s Proportionate Share” shall be the percentage obtained by dividing (i) the number of shares of Common Stock held by an applicable Holder of Common Stock by (ii) the Outstanding Shares.

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3.	Class 6: Series 1 and 2 Warrants

Except to the extent exercised in accordance with the terms of the Series 1 and 2 Warrants prior to the Confirmation Date, Class 6 Series 1 and 2 Warrants shall receive no distribution, and retain no property, under this Plan. All Series 1 and 2 Warrants existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

Without limiting the foregoing, the Debtor and the Debtor’s Representative expressly reserve the right to object to Fundamental Transaction Claims and/or Warrant Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek to subordinate such Claims under section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Class 5. To the extent the Bankruptcy Court determines by Final Order that such Fundamental Transaction Claim or Warrant Claim is Allowed, but that such Allowed Fundamental Transaction Claim or Allowed Warrant Claim is to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims and/or Allowed Warrant Claims shall be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims or Allowed Warrant Claims, plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment. To the extent the Bankruptcy Court determines by Final Order that such Fundamental Transaction Claim or Warrant Claim is Allowed, but that such Allowed Fundamental Transaction Claim or Warrant Claim is Fully Subordinated, then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim or Allowed Fully Subordinated Warrant Claim shall, on the Shareholders Distribution Date, receive that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim or Allowed Fully Subordinated Warrant Claim, divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

4.	Class 7: Restricted Stock Units

Except to the extent exercised in accordance with the terms of the Restricted Stock Units prior to the Confirmation Date, Class 7 Restricted Stock Units shall receive no distribution, and retain no property, under this Plan. All Restricted Stock Units existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

5.	Class 8: Employee Stock Options

Except to the extent exercised in accordance with the terms of the Employee Stock Options prior to the Confirmation Date, Class 8 Employee Stock Options shall receive no distribution, and retain no property, under this Plan. All Employee Stock Options existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

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D.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided herein, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

E.	Allowed Claims/Interests

Notwithstanding any provision herein to the contrary, the Debtor’s Representative shall only make distributions to Holders of Allowed Claims and Interests. No Holder of a Disputed Claim or Interest will receive any distribution on account thereof until (and then only to the extent that) its Disputed Claim or Interest becomes an Allowed Claim or Interest. Any Holder of a Claim or Interest that becomes an Allowed Claim or Interest after the Effective Date will receive its distribution in accordance with the terms and provisions of the Plan.

ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN

A.	Impaired Classes of Claims and Interests Entitled to Vote

Only the Holders of Interests in Classes 4 and 5 are entitled to vote to accept or reject the Plan.

B.	Acceptance by an Impaired Class

In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds in amount of the Allowed Interest of such Class that have timely and properly voted to accept or reject the Plan.

C.	Presumed Acceptances by Unimpaired Classes

Classes 1, 2 and 3 are Unimpaired by the Plan. Under section 1126 of the Bankruptcy Code, such Holders are conclusively presumed to accept the Plan, and the votes of such Holders will not be solicited.

D.	Impaired Equity Interests

Classes 6, 7 and 8 are impaired by the Plan and will neither receive nor retain any property under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, Classes 6, 7 and 8 are deemed to have rejected the Plan and will not be entitled to vote on the Plan.

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E.	[Intentionally Omitted]

F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If any Impaired Class of Interests that is entitled to vote on the Plan rejects the Plan, the Debtor may (i) seek confirmation of the Plan from the Bankruptcy Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan. The Debtor reserves the right to alter, amend or modify the Plan, including to amend or modify the Exhibits thereto, to satisfy the requirements of section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to revoke or withdraw the Plan.

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Implementing Actions

Unless otherwise provided in the Plan, on the Effective Date or as soon thereafter as practicable, the following shall occur in implementation of the Plan: (i) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; (ii) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, opinions or other documents, if any, that are determined by the Debtor to be necessary to implement the Plan; (iii) the Debtor’s Representative shall make all Distributions, if any, required to be made on the Effective Date pursuant to the Plan; and (iv) the Distribution Account, the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Claims Reserve Account shall be established and funded in a manner consistent with Article V(K) of the Plan. All Cash in such accounts shall be deposited or invested in accordance with section 345 of the Bankruptcy Code and Local Rule 4001-3.

B.	Liquidation of the Debtor

(a)     Appointment of Debtor’s Representative

The Debtor’s Representative shall be an officer of the Debtor who shall be selected by the Board to serve, in such capacity, as Debtor’s Representative. Except as otherwise set forth in the Confirmation Order, Matthew S. English, the Debtor’s current Chief Restructuring Officer, shall serve as the Debtor’s Representative under the Plan. The appointment of the Debtor’s Representative shall be approved in the Confirmation Order, and the Debtor’s Representative's duties shall commence as of the Effective Date. The Debtor’s Representative shall be the sole officer of the Debtor on and after the Effective Date and, in such capacity, shall administer the Plan on behalf of the Debtor and shall serve as a representative of the Debtor’s Estate under section 1123(b) of the Bankruptcy Code for the purpose of enforcing Causes of Action. The Debtor’s Representative may on behalf of the Debtor retain professionals including without limitation professionals who were previously employed by the Debtor.

The Debtor’s Representative shall serve in such capacity through the earlier of (i) the date the Debtor is dissolved and final tax returns are filed and (ii) the date such Debtor’s Representative resigns, is terminated by the Board for cause or is otherwise unable to serve; provided, however, that, in the event that the Debtor’s Representative resigns, is terminated or is otherwise unable to serve, the Board shall, within ten (10) days, appoint a successor, to serve as the Debtor’s Representative in accordance with the Plan. Notice of such appointment shall be filed with the Bankruptcy Court ten (10) days prior to the effectiveness of such proposed appointment. To the extent that the Board does not appoint a successor within the time periods specified, then the Bankruptcy Court, upon the motion of any party-in-interest, shall approve a successor to serve as the Debtor’s Representative. Upon the appointment of any successor Debtor’s Representative, the prior Debtor’s Representative shall have no further obligations or authority under the Plan.

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(b)     Responsibilities of the Debtor’s Representative

Subject to the duties and powers of the Board as set forth in Article V(B)(e) hereto, the responsibilities of the Debtor’s Representative shall include, but are not limited to, the following:

(i)     implementing the Plan, including making the Distributions contemplated herein, and establishing the Shareholders Distribution Date;

(ii)     receiving, managing, liquidating, administering, investing, supervising and protecting any Remaining Assets;

(iii)     in accordance with the Debtor’s Representative’s business judgment, conducting an analysis of any and all Claims and prosecuting objections thereto, subordination actions with respect thereto, and/or settling or otherwise compromising such Claims, if necessary and appropriate, in accordance with Article VI(E) of the Plan;

(iv)     maintaining and administering the reserves established pursuant to this Plan and increasing or decreasing the amount in one or more of any such reserves, in accordance with the business judgment of the Debtor’s Representative;

(v)     in accordance with the Debtor’s Representative’s business judgment, commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, and offsets in accordance with the Plan and paying all associated costs;

(vi)     recovering and compelling turnover of the Debtor’s property;

(vii)     paying all amounts payable from the Post-Effective Date Reserve;

(viii)    subject to approval of the Board, liquidating and/or collecting the Remaining Assets;

(ix)     subject to approval of the Board, taking all actions the Debtor’s Representative deems necessary or appropriate, including without limitation, providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH;

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(x)     abandoning any property that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims or Interests would not be feasible or cost-effective in the Debtor’s Representative's business judgment;

(xi)     preparing and filing post-Effective Date operating reports;

(xii)     filing all tax returns for the Debtor and defending all audits and proceedings in connection with the Debtor’s tax returns;

(xiii)    paying or causing to be paid from the Post-Effective Date Reserve, any Taxes incurred after Effective Date;

(xiv)     working with regulatory agencies to perform an orderly wind-down of the Debtor’s business and taking any actions the Debtor’s Representative deems necessary or appropriate to comply with state agency regulations;

(xv)     retaining and compensating such professionals as are necessary and appropriate in furtherance of the Debtor’s Representative's obligations; and

(xvi)     taking such actions as are necessary and reasonable to carry out the purposes of the Plan, including effectuating the terms of the Plan, winding down the Debtor’s business affairs, and seeking a final decree for the Chapter 11 Case.

(c)     Retention of Assets and Causes of Action

On the Effective Date, any and all of the Debtor’s assets shall be deemed retained by the Debtor. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and subject to the terms of this Plan, the Debtor’s Representative, on behalf of the Debtor, shall have the sole right to commence, litigate and settle any Causes of Action, except as otherwise expressly provided in this Plan. The Debtor’s Representative, on behalf of the Debtor, shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtor and its Estate, including setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code, subject to any order(s) entered in the Chapter 11 Case.

(d)     Vesting of Debtor’s Assets

In accordance with section 1141 of the Bankruptcy Code, the Debtor’s assets shall automatically vest in the Debtor free and clear of all Claims, Liens, and other interests, subject only to the terms and provisions of this Plan.

(e)     Board

The Board shall have a minimum of one (1) member on and after the Effective Date, and shall have the responsibility to oversee and advise the Debtor’s Representative with respect to the liquidation and distribution of the Debtor’s assets in accordance with the Plan. A member of the Board shall recuse himself or herself from considering any matter in which he or she is not disinterested. Except as otherwise set forth in the Confirmation Order, Julian Nikolchev and Michael Bates shall serve as the members of the Board post-Effective Date. Vacancies on the Board shall be filled by a Person designated by the remaining member or members of the Board. A majority of the Board may remove or replace members of the Board for cause. Any successor appointed pursuant to this Section shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor. The members of the Board shall be compensated for serving on the Board at a rate of $7,500 each per quarter. In addition, such members shall be reimbursed by the Debtor’s Representative for documented reasonable out-of-pocket costs and expenses from the Post-Effective Date Reserve. The rights, powers and duties of the Board shall be as follows:

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(i)     To terminate by supermajority vote the Debtor’s Representative for cause, and upon such termination (or upon the resignation, death or incapacity of Debtor’s Representative) appoint a successor Debtor’s Representative in accordance with the terms of the Plan;

(ii)     To approve any release or indemnity in favor of any third party granted or agreed to by the Debtor’s Representative, other than as may be set forth in the Plan;

(iii)     To authorize the Debtor’s Representative to commence or continue to prosecute any Cause of Action;

(iv)     To approve the settlement of any Cause of Action or dispute, for which the amount in controversy exceeds $100,000;

(v)     To approve the allowance of any Disputed Claim if the proposed Allowed Amount of such Claim exceeds $50,000;

(vi)     To approve the sale or other disposition of any Remaining Assets by the Debtor’s Representative;

(vii)    To approve actions deemed necessary or appropriate by the Debtor’s Representative (including without limitation providing funds from the Post-Effective Date Reserve) to liquidate and/or wind-down Dextera Surgical GmbH;

(viii)   To approve any budget in connection with the administration of the Plan and the winding down of the Debtor’s affairs prepared by the Debtor’s Representative at the request of the Board and to consult with the Debtor’s Representative regarding any increase or decrease in the Professional Fee Claims Reserve, the Post-Effective Date Reserve and/or the SAP Reserve Account;

(ix)     To approve the Shareholders Distribution Date;

(x)     To review and if appropriate object to fees and expenses of professionals retained by the Debtor’s Representative in accordance with the terms of the Plan; and

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(xi)     To consider and, if appropriate, approve any action proposed by the Debtor’s Representatives that is not specifically authorized by the Plan that would have a material effect upon administration of the Estate, provided, however, nothing contained herein shall be deemed to authorize the Debtor’s Representative to take any action that is inconsistent with the terms of the Plan.

(f)     Insurance; Bond

The Debtor’s Representative shall maintain insurance coverage with respect to the liabilities and obligations of the Debtor’s Representative, the Debtor and the Board under the Plan (in the form of an errors and omissions policy or otherwise), the cost and expense of which shall be paid by the Debtor from the Post Effective Date Reserve. The Debtor’s Representative shall serve with a bond, the terms of which shall be agreed to by the Board and filed with the Bankruptcy Court, and the cost and expense of which shall be paid by the Debtor from the Post-Effective Date Reserve.

(g)     Fiduciary Duties of the Debtor’s Representative

Pursuant to this Plan, the Debtor’s Representative shall act in a fiduciary capacity on behalf of the interests of all Holders of Claims and Interests that will receive Distributions pursuant to the terms of this Plan.

(h)     Liability of Debtor’s Representative; Indemnification

Neither the Debtor, the Debtor’s Representative, the Board, their respective members, designees or professionals, or any duly designated agent or representative of the Debtor’s Representative or the Board, nor their respective employees, (collectively, the "Representative Parties") shall be liable for the act or omission of any other member, designee, agent, or representative of the Debtor’s Representative or the Board, nor shall any of the Representative Parties be liable for any act or omission taken or omitted to be taken in its capacity as a Representative Party other than for specific acts or omissions resulting from such Representative Party's willful misconduct, gross negligence, or fraud. The Debtor’s Representative shall be entitled to enjoy all of the rights, powers, immunities and privileges of a representative of the estate contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code, and shall have those powers and duties set forth in Sections 323, 704(a) (1), 704(2), 704(4), 704(5), 704(7), 704(9), 704(a)(11), 1106(a)(6) and 1106(a)(7) of the Bankruptcy Code. The Debtor’s Representative and the Board may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with their attorneys, accountants, financial advisors and agents. Notwithstanding such authority, neither the Debtor’s Representative nor the Board shall be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on the Debtor’s Representative or the Board or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence, or fraud as determined by a Final Order. Any action taken, or omitted to be taken, by the Debtor’s Representative with the express approval of the Bankruptcy Court will conclusively be deemed not to constitute fraud, gross negligence, or willful misconduct, provided, however, that the Debtor’s Representative shall not be obligated to comply with a direction of the Board, whether or not express, which would contravene the provisions of the Plan. The Debtor’s Representative shall be entitled to all rights to indemnification provided to all officers and/or directors under the Debtor’s corporate charter and/or bylaws and to the maximum extent permitted under applicable law. In addition, the Debtor shall indemnify and hold harmless the Debtor’s Representative, the Board and its members, designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys' fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Plan or the discharge of their duties under the Plan; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence, or fraud as determined by a Final Order. Persons dealing with the Debtor’s Representative shall look only to the Debtor’s assets to satisfy any liability incurred by the Debtor’s Representative or the Board to such person in carrying out the terms of the Plan, and neither the Debtor’s Representative nor the Board shall have any personal obligation to satisfy any such liability, except for any such liability caused by willful misconduct, gross negligence or fraud as determined by a Final Order.

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C.	Continued Corporate Existence

From and after the Effective Date, the Debtor shall continue in existence for the purpose of (i) winding up its affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any Remaining Assets as expeditiously as reasonable possible, provided, however, that nothing contained herein shall modify, limit or otherwise affect the Debtor’s and Debtor’s Representative’s rights, remedies, defenses and claims under and with respect to the Aesculap APA and/or the Aesculap Escrow Agreement and nothing contained herein shall obligate the Debtor or the Debtor’s Representative to liquidate its rights and/or interest with respect to the Aesculap Escrow Agreement, (iii) enforcing and prosecuting those Causes of Action the Debtor’s Representative believes in the exercise of his or her business judgment should be enforced or prosecuted, subject to Board approval when applicable, (iv) administering the Plan, (v) filing appropriate tax returns, and (vi) dissolution. Upon the Effective Date, all transactions and other actions provided for under the Plan shall be deemed to be authorized and approved by the Debtor without any requirement of further action by the Debtor, the Debtor’s shareholders or the Debtor’s board of directors.

As of the Effective Date, the Debtor’s Representative shall be deemed to be the sole equity holder and the only duly authorized, board-appointed officer and director of the Debtor and all by-laws, articles or certificates of incorporation and related corporate documents of the Debtor shall be deemed to have been amended by the Plan to permit and authorize such sole appointment.

After the Effective Date, the Debtor’s Representative shall be authorized to take, in his or her sole discretion, all actions reasonably necessary to dissolve the Debtor under applicable law, and to pay all reasonable costs and expenses in connection with such dissolution, including the costs of preparing or filing any necessary paperwork or documentation. Notwithstanding any non-bankruptcy law to the contrary, the Debtor shall be deemed dissolved for all purposes and the Estate shall not be liable for any state annual corporation excise or similar tax upon and after the filing of a certificate of dissolution or, at the Debtor’s Representative’s discretion, a copy of the Debtor’s motion or application for entry of a final decree, with the Secretary of State for the State of Delaware.

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Upon the entry of a Final Decree or other order of the Bankruptcy Court, the Debtor’s Representative shall be authorized to discard or destroy any and all of the Debtor’s books and records except to the extent that such books relate to open tax years, are necessary for the completion and filing of tax returns, the analysis or prosecution of Causes of Action, or are required to be retained pursuant to an agreement of sale approved by a Sale Order and any ancillary documents or agreements entered in connection therewith.

D.	Cancellation of Interests

Upon the occurrence of the Effective Date, Class 4, 5, 6, 7, and 8 Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule. On or promptly after the Effective Date, the Debtor’s Representative may file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor’s publicly traded securities.

E.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to any other Person pursuant to the Plan shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state and local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

F.	Remaining Assets

1.	General Assets

Unless otherwise provided for herein, on and after the Effective Date, without further approval of the Bankruptcy Court, the Debtor’s Representative shall, subject to approval of the Board, liquidate and/or collect the remaining property of the Debtor (the “Remaining Assets”) and in connection therewith may use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the Remaining Assets for the purpose of liquidating or converting such assets to Cash; provided, however, that nothing herein restricts the right of the Debtor’s Representative to seek Bankruptcy Court approval for the sale, assignment, transfer, or other disposal of the Remaining Assets. For the avoidance of doubt, the Debtor’s ownership interest in Dextera Surgical GmbH, a German subsidiary, shall be deemed a Remaining Asset. Without limitation of anything contained in this Article V(F)(1), the Representative may, subject to approval of the Board, and without further approval of the Bankruptcy Court, take all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH.

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To the extent not previously authorized under a Sale Order and/or any other order(s) of the Bankruptcy Court, on and after the Effective Date, the Debtor’s Representative shall be deemed authorized and empowered to fully perform under, consummate and implement any agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to consummate a sale, assignment, transfer, or other disposal of the Remaining Assets, and to take all further actions as may reasonably be requested by a purchaser or transferee for the purpose of selling, assigning, transferring, granting, conveying or conferring to a purchaser or transferee, or reducing to possession, any or all of the Remaining Assets free and clear of any and all Liens and encumbrances.

2.	Aesculap APA and Aesculap Escrow Agreement

Notwithstanding anything to the contrary set forth herein, the Debtor and the Debtor’s Representative shall retain all rights, remedies, defenses and claims under and with respect to the Aesculap APA and the Aesculap Escrow Agreement. Any amounts payable to the Debtor under the Aesculap APA and/or the Aesculap Escrow Agreement, or in connection therewith, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve. Following the Effective Date, the Debtor and the Debtor’s Representative shall be authorized, but not required, to negotiate, and if appropriate, provide consideration to Aesculap in exchange for the early termination of the Aesculap Escrow Agreement, without the need for further approval of the Bankruptcy Court.

G.	Causes of Action/Setoff and Recoupment

Causes of Action may be subject to set-off and recoupment rights and counterclaims; provided, however, that the recovery of any non-Debtor with respect to any such counterclaim shall be limited to the adjudicated amount of such Cause of Action unless the applicable non-Debtor filed a timely Proof of Clam regarding the subject of its counterclaim, in which event the non-Debtor’s recovery, if any, on account of such counterclaim shall be subject to the terms of this Plan.

H.	Post-Effective Date Costs

From and after the Effective Date, the Debtor’s Representative shall, without the necessity for any approval by the Bankruptcy Court, pay from the Post-Effective Date Reserve those fees and expenses incurred by the Debtor’s Representative, the Board, and the Debtor, subsequent to the Effective Date in connection with the implementation and consummation of the Plan. All fees and expenses of the Debtor’s Representative, the Debtor, the Board and the Claims Agent, and any of their respective agents and employees and retained professionals that are incurred subsequent to the Effective Date, shall be paid by the Debtor’s Representative, subject to the right of the Debtor’s Representative and the Board to object to the payment of such fees and expenses in accordance with Articles V(B)(b) and V(B)(e) of this Plan. If the Debtor’s Representative or the Board objects to the payment of an invoice by written notice to the Person submitting such invoice within fourteen (14) days after submission of such invoice to the Debtor’s Representative, the Debtor’s Representative shall pay, from the Post-Effective Date Reserve, only the non-disputed portion of the relevant invoice, with the disputed portion payable only (a) upon agreement of the parties or (b) to the extent ordered by the Bankruptcy Court.

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I.	Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in an order of the Bankruptcy Court, the Debtor and the Debtor’s Representative shall retain the Causes of Action, including but not limited to any Causes of Action identified on Exhibit “B” hereto. The Debtor’s Representative may settle any Cause of Action without approval from the Bankruptcy Court, subject to the approval of the Board as set forth in Articles V(B)(b) and V(B)(e) of the Plan.

J.	Effectuating Documents; Further Transactions

The Debtor and the Debtor’s Representative shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

K.	Reserves and Distribution Accounts

1.	Funding of the Reserves

(a)     Professional Fee Claims Reserve. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Professional Fee Claims Reserve from Cash in the Debtor Cash Account. There shall be deposited into the Professional Fee Claims Reserve an amount sufficient to permit full payment of all anticipated Allowed Professional Fee Claims.

The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Professional Fee Claims Reserve.

The Professional Fee Claims Reserve shall at all times be maintained as a segregated account.

Any Cash remaining in the Professional Fee Claims Reserve after payment of all Allowed Professional Fee Claims shall be transferred by the Debtor’s Representative to the Post-Effective Date Reserve.

(b)     Post-Effective Date Reserve. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Post-Effective Date Reserve from Cash in the Debtor Cash Account. There shall be deposited into the Post-Effective Date Reserve an amount sufficient to permit the consummation and implementation of the Plan and to pay the costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent. The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Post-Effective Date Reserve.

The Post-Effective Date Reserve shall at all times be maintained by the Debtor’s Representative in a segregated account. All Cash obtained by the Debtor after the Effective Date from whatever source, including without limitation from the Remaining Assets, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve.

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Any Cash remaining in the Post-Effective Date Reserve after payment of, or other provision for, all costs and expenses, including without limitation, Taxes and amounts payable to professionals incurred after the Effective Date, shall be transferred by the Debtor’s Representative to the Distribution Account.

(c)     SAP Reserve Account. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall establish the SAP Reserve Account and fund such account from Cash in the Debtor’s Cash Account, in an amount equal to (A) the amount of: (i) all Administrative Claims asserted against the Debtor; (ii) all Priority Tax Claims asserted against the Debtor, (iii) all Class 1 Priority Claims asserted against the Debtor, and (iv) all Class 2 Secured Claims asserted against the Debtor plus (B) the amount of Administrative Claims the Debtor’s Representative anticipates will be filed prior to the Administrative Claims Bar Date. If and to the extent any such Administrative Claims, Priority Tax Claims, Class 1 Priority Claims and/or Class 2 Secured Claims become Disallowed, withdrawn, or reduced, the Debtor’s Representative shall reduce the amount in the SAP Reserve Account in a corresponding amount and shall transfer such amount from the SAP Reserve Account to the Distribution Account. The Debtor’s Representative, after consultation with the Board, also may at any time increase the amount of the SAP Reserve Account.

The SAP Reserve Account shall at all times be maintained as a segregated account.

2.	Funding of the Distribution Account

(a)     Debtor’s Distribution Account. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Distribution Account with all Cash remaining in the Debtor’s Cash Account after the funding of the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Reserve Account, in accordance with the terms of the Plan. The Debtor’s Distribution Account shall at all times be maintained as a segregated account.

(b)     Notwithstanding the foregoing or anything else contained in this Plan, the Debtor’s Representative may, after consultation with the Board, and from time to time and as the Debtor’s Representative deems necessary and appropriate, transfer Cash from the Distribution Account to the Professional Fee Claims Reserve, to the SAP Reserve Account and/or to the Post-Effective Date Reserve in order to ensure that such Reserves contain sufficient Cash to pay all Allowed Professional Fee Claims (with respect to the Professional Fee Claims Reserve), all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Priority Claims and all Allowed Class 2 Secured Claims (with respect to the SAP Reserve Account) and all costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent (with respect to the Post-Effective Date Reserve).

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ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Debtor’s Representative (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtor have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtor’s Representative after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtor’s Representative or the Debtor have not received a written notice of a change of address.

In making Distributions under the Plan, the Debtor’s Representative may rely upon the accuracy of the claims register maintained by the Claims Agent in the Chapter 11 Case and the Schedules, as may be modified by any Final Order of the Bankruptcy Court Allowing or Disallowing Claims in whole or in part.

2.	Distributions to Holders of Allowed Interests

Distributions to Holders of Interests shall be made by the Debtor’s Representative in accordance with such procedures that the Debtor’s Representative deems proper and appropriate and that are consistent with standard practice and applicable law regarding the payment of amounts to holders of publicly traded securities.

3.	Undeliverable and Unclaimed Distributions

Any Holder of an Allowed Claim or Interest that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution, including checks not returned as undeliverable but which remains unnegotiated, within ninety (90) days after the date on which the Distribution to it is made (a) shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution; and (b) shall be forever barred and enjoined from asserting any claim for an undeliverable or unclaimed Distribution against the Debtor’s Representative, the Debtor and its Estate or the Board and their respective agents, attorneys, representatives, employees, members or independent contractors, and/or any of its and their property. In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall be added to the funds in the Post-Effective Date Reserve, notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan. Nothing contained in the Plan shall require the Debtor, the Debtor’s Representative, or his or her respective agents and professionals to attempt to locate any Holder of an Allowed Claim or Interest.

B.	Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Debtor’s Representative by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Debtor’s Representative. In the case of foreign creditors, Cash payments may be made, at the option of the Debtor’s Representative, in such funds and by such means as are necessary or customary in a particular jurisdiction.

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C.	[Intentionally Omitted]

D.	Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Debtor shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Debtor’s Representative shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, the Debtor’s Representative may require the Holder of an Allowed Claim and/or Interest to provide such Holder’s taxpayer identification number and such other information, certification or forms, if and as required to comply with applicable tax reporting and withholding laws. If a Person shall fail to provide the Debtor’s Representative with any requested tax-payer identification information within 60 days of the request, this failure shall be deemed a waiver of all Claims against and Equity Interests (including the right to any payment in accordance with the Plan), and the funds that would otherwise have been distributed to said Person shall revert and be distributed in accordance with the Plan to other Persons which have provided the requested tax-payer identification information, or to pay the post-Effective Date expenses of the Debtor, as appropriate. Notwithstanding any other provision of the Plan, each entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

E.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Debtor’s Representative shall have the sole authority, subject to the rights and duties of the Board as set forth herein, (a) to file, withdraw, or litigate to judgment objections to Claims and subordination actions with respect to Claims, (b) to settle or compromise any Disputed Claim or any Claim subject to a subordination action without any further notice to or action, order, or approval by the Bankruptcy Court, and (c) to amend the Schedules in accordance with the Bankruptcy Code and the Local Rules.

2.	Objection Deadline; Prosecution of Objections; Claim Estimation

Except as set forth herein with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed on or before the Claims Objection Deadline (as such deadline may be extended hereunder). If an objection has not been filed by the Debtor’s Representative with respect to a Proof of Claim or the Schedules have not been amended with respect to a Claim for which a Proof of Claim was not timely filed, by the Claims Objection Deadline, as the Claims Objection Deadline may be extended hereunder, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. The Debtor’s Representative shall be the sole Person with the right and standing to object to Claims. The Debtor’s Representative shall have the right to seek an order of the Bankruptcy Court estimating any contingent or unliquidated Claim.

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3.	Late Filed Claims

Pursuant to the Bar Date Orders, any Person that is required but fails to file a Claim or application with respect to a Claim before the applicable Bar Date in compliance with the procedures set forth in the applicable Bar Date Order shall not be treated as a creditor with respect to such Claim for purposes of voting on, and distribution under, the Plan. In the event a late Claim filed after the Effective Date is deemed timely filed, the Debtor’s Representative shall have one hundred twenty (120) days from the date the Holder is permitted to file the Claim to file an Objection to such Claim.

4.	[Intentionally Omitted]

5.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtor on account of a Cause of Action, the Debtor’s Representative may withhold all Distributions to such Holder until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter.

6.	Distributions After Allowance

Distributions to each respective Holder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with provisions of the Plan that govern Distributions to such Holders.

7.	De Minimis Distributions

The Debtor’s Representative shall have no obligation to make a Distribution on account of an Allowed Claim, Interest, or otherwise if the amount to be distributed to the specific Holder of the Allowed Claim or Interest is less than $10.00.

8.	Fractional Dollars

Any other provision of the Plan notwithstanding, the Debtor’s Representative shall not be required to make Distributions of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

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F.	Distribution Record Date

The Debtor and the Debtor’s Representative shall have no obligation to recognize the transfer of or sale of any participation in any Claim or Interest that occurs after the close of business on the Effective Date, and shall be entitled for all purposes regarding the Plan to recognize and distribute only to those Holders of Claims and Interests who are Holders of such Claims or Interest, or participants therein, as of the close of business on the Effective Date. Without limiting the foregoing, the Debtor and the Debtor’s Representative shall be entitled to recognize and deal for all purposes with only those record Holders of Claims stated on the official claims register as of the close of business on the Effective Date and with only those record Holders of Interests who held such Interests as of the close of business on the Effective Date.

G.	De Minimis Fund Distribution

In the event a final Distribution under the Plan is not, in the judgment and discretion of the Debtor’s Representative, in consultation with the Board, economically warranted given the cost of making such Distribution relative to the benefits to the Holders of Interests, the Debtor’s Representative may cause any amount that would have been subject to such Distribution to be paid to any charitable organization agreed to by the Debtor’s Representative and the Board or determined by the Bankruptcy Court. Notwithstanding the foregoing, the amount to be paid to a charitable organization pursuant to this subsection shall not be in excess of $7,500, without prior Bankruptcy Court approval.

ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Plan, or in any other Plan Document, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code rejecting any pre-petition executory contract and unexpired lease to which the Debtor is a party, to the extent such contract or lease is an executory contract or an unexpired lease, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtor, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is assumed pursuant to Article VII(C) hereof.

B.	Bar to Rejection Damages

If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its respective successors, properties or Estate unless a Proof of Claim is filed and served on the Debtor’s Representative and counsel for the Debtor’s Representative within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

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C.	Assumed and Assigned Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code assuming, as of the Effective Date, those executory contracts and unexpired leases, if any, listed on Exhibit C to the Disclosure Statement. The cure amounts payable with respect to any such contracts are listed on Exhibit C to the Disclosure Statement.

D.	Insurance Policies

Notwithstanding anything to the contrary contained in the Plan, all Insurance Policies shall remain in full force and effect unless otherwise validly terminated, and issuers of such Insurance Policies shall remain responsible for Claims, in accordance with the terms and provisions of such Insurance Policies. The Debtor does not consider Insurance Policies that have expired as of the Effective Date (whether or not entered into prior or subsequent to the Petition Date) to be executory contracts subject to assumption or rejection. However, the issuers of Insurance Policies shall be responsible for continuing coverage obligations thereunder, regardless of the payment status of any retrospective or other insurance premiums. Nothing in the Plan shall constitute or be deemed to be a waiver of any Cause of Action that the Debtor may hold against Persons, including, without limitation, any issuer under any Insurance Policy of the Debtor.

ARTICLE VIII
CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtor in writing:

1.

The Confirmation Order shall have been entered and shall have become a Final Order and shall provide that the Debtor and the Debtor’s Representative are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or effectuate, advance or further the purposes thereof.

2.

The Debtor shall have sufficient Cash available to fund the Professional Fee Claims Reserve, the Post-Effective Date Reserve, the SAP Reserve Account and to pay all anticipated Allowed General Unsecured Claims and post-Petition Date interest thereon at the Federal Judgment Rate, in accordance with the Plan.

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B.	Consequences of Non-Occurrence of Effective Date

In the event that the Effective Date does not occur, the Plan shall be null and void in all respects.

ARTICLE IX
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Final Fee Applications

All Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Debtor, its counsel, the requesting Professional and the United States Trustee no later than thirty (30) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid as set forth in Article III(A)(1).

B.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Bankruptcy Court in seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

C.	Administrative Claim Bar Date

Unless expressly provided otherwise herein, all requests for payment of an Administrative Claim arising on and subsequent to the Petition Date, other than Claims arising under 28 U.S.C. § 1930 and Administrative Claims described in section 503(b)(1)(B) or (C) of the Bankruptcy Code, must be filed with the Court and served on counsel for the Debtor’s Representative no later than thirty (30) days from and after the Effective Date of the Plan (the “Administrative Claim Bar Date”). Unless the Debtor or any other party in interest objects within forty-five (45) days from and after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”), such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtor or any other party in interest objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim, if any.

ARTICLE X
EFFECT OF PLAN CONFIRMATION

A.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, and their respective successors and assigns.

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B.	No Discharge of the Debtor

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtor; provided, however, that, other than as provided in any agreement, no Holder of a Claim or Interest may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor and/or its respective successors, assigns and/or property, including but not limited to the Debtor’s Representative, except as expressly provided in the Plan.

C.	Releases by the Debtor

ON THE EFFECTIVE DATE, THE DEBTOR, ON BEHALF OF ITSELF AND ITS ESTATE, SHALL RELEASE UNCONDITIONALLY, AND HEREBY IS DEEMED TO FOREVER RELEASE UNCONDITIONALLY THE DEBTOR’S PAST AND PRESENT AGENTS, ADVISORS, ACCOUNTANTS, INVESTMENT BANKERS, CONSULTANTS, ATTORNEYS AND OTHER REPRESENTATIVES SOLELY IN THEIR RESPECTIVE CAPACITIES AS SUCH, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN THE RIGHT TO ENFORCE THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS, IF ANY, TO THE DEBTOR UNDER THE PLAN, AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS DELIVERED UNDER THE PLAN), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, DIRECTLY OR DERIVATIVELY, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CHAPTER 11 CASE, THE PLAN OR THE DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN IS INTENDED TO OR SHALL OPERATE AS A RELEASE OF ANY CLAIMS FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

D.	Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTOR ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTOR OR ITS ESTATE, THE DEBTOR’S PROPERTY, THE DEBTOR’S REPRESENTATIVE AND/OR THE BOARD OR ANY OF ITS MEMBERS, ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS: (A)  ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (B) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (C) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR; (D) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; AND (E) TAKING ANY ACTION WHICH INTERFERES WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THE PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING AND/OR ENFORCING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN, THE CONFIRMATION ORDER OR A SALE ORDER.

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E.	Term of Bankruptcy Injunction or Stays

ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASE UNDER SECTIONS 105 OR 362 OF THE BANKRUPTCY CODE OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT.

F.	Levy, Garnishment and Attachment

Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Holder of Claim or Interest by reason of any subordination rights or otherwise, so that each Holder of Claim or Interest shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

G.	Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, the Debtor, the Debtor’s past and present Professionals, directors, officers, employees, advisors, attorneys, representatives, financial advisors, investment bankers and agents and any of such parties’ successors and assigns, shall not be liable for any claim, action, proceeding, Cause of Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment or Claim (as defined in section 101(5) of the Bankruptcy Code), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise to one another or to any Holder of a Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Chapter 11 Case, negotiation and filing of the Plan or any prior plans, filing the Chapter 11 Case, the pursuit of confirmation of the Plan or any prior plans, any Sale Order, the consummation of the Plan, the administration of the Plan or the property to be liquidated and/or distributed under the Plan, except for willful misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

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H.	Indemnification Obligations

Except as otherwise provided in the Plan, any Sale Order, other order of the Bankruptcy Court, or any contract, instrument, release or other agreement or document entered into in connection with the Plan, any and all indemnification obligations that the Debtor has pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document or applicable law shall be deemed rejected (if and to the extent executory) as of the Effective Date.

I.	Good Faith

Confirmation of this Plan shall constitute a finding by the Bankruptcy Court that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of the Plan by all Persons has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

J.	Confirmation Order

Confirmation of the Plan shall be deemed to ratify all transactions undertaken by the Debtor during the period commencing on the Petition Date and ending on the Effective Date, except for any acts constituting willful misconduct, intentional misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

ARTICLE XI
RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

1.

Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured, unsecured or subordinated status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the Allowance or priority of Claims or Interests, the resolution of any motion or adversary proceeding seeking the subordination of any Claim under section 510 of the Bankruptcy Code, and the determination of requests for the payment of claims entitled to priority under sections 507(a)(l) or 507(a)(2) of the Bankruptcy Code;

2.

Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that, except as otherwise provided in the Plan, from and after the Effective Date, the payment of the fees and expenses of the Debtor’s Representative and the Debtor and its retained agents and employees and professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

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3.

Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

4.	Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to the Chapter 11 Case or the Plan;

5.

Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

6.

Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan including, without limitation the Plan Documents;

7.

Consider any modifications of the Plan and any implementing documents, cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

8.

Hear and determine disputes arising in connection with the Aesculap APA, the Aesculap Escrow Agreement, or any agreement, document or instrument executed in connection with the Aesculap APA and/or the Aesculap Escrow Agreement;

9.

Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

10.	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

11.

Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

12.	Enforce orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

13.	Except as otherwise limited by the Plan, hear and determine proceedings seeking the recovery of assets of the Debtor and property of the Estate;

14.	Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

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15.	Hear and determine matters related to the property of the Estate;

16.	Hear and determine Causes of Action;

17.	Hear and determine disputes involving the existence, nature or scope of the injunctions, indemnification, exculpation and releases granted pursuant to this Plan or any Sale Order;

18.	Hear and determine disputes or other matters arising in connection with the interpretation, implementation or enforcement of any Sale Order;

19.

Hear and determine matters related (i) the property of the Estate from and after the Confirmation Date, (ii) the winding up of the Debtor’s affairs, (iii) the resignation, incapacity or removal of the Debtor’s Representative and members of the Board; and (iv) the release of the Debtor’s Representative;

20.	Hear and determine disputes with respect to compensation of Professionals;

21.	Hear and determine disputes involving the existence, nature and/or scope of the injunctions and releases provided by the Plan;

22.

Hear and determine disputes relating to any liability arising out of any termination of employment or the termination of any employee or retiree benefit provision, regardless of whether such termination occurred prior to or after the Effective Date;

23.	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

24.	Enforce orders previously entered by the Bankruptcy Court; and

25.	Enter a Final Decree closing the Chapter 11 Case.

ARTICLE XII
MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to the Effective Date, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims and Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. To the extent of any conflict between the Disclosure Statement and the Plan, the provisions of the Plan shall control.

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B.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under Sections 1101 and 1127(b) of the Bankruptcy Code.

C.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms. Nothing herein shall prohibit the Debtor from seeking confirmation of an amended plan.

D.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

E.	Payment of Statutory Fees

Notwithstanding anything to the contrary contain herein, all fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date, or as soon as practicable thereafter. The Debtor shall pay all required quarterly fees to the United States Trustee until the earlier of the time the Debtor’s Chapter 11 Case is closed, dismissed or converted. The Debtor’s Representative shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the United States Trustee Guidelines.

F.	Revocation

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans.

G.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon the Debtor, the Debtor’s Representative and/or the Claims Agent shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

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The Debtor:

Dex Liquidating Co.

f/k/a Dextera Surgical, Inc.

7 West 41st Avenue - #245

San Mateo, CA 94403

With a copies to:

Saul Ewing Arnstein & Lehr LLP

1201 North Market Street, Suite 2300

Wilmington, DE 19801

Attn: Mark Minuti, Esquire

and

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

Attn: Robert L. Eisenbach III, Esquire

The Board:

The Board of Dex Liquidating Co.

f/k/a Dextera Surgical, Inc.

7 West 41st Avenue - #245

San Mateo, CA 94403

H.	Plan Exhibits

Any and all Plan Exhibits, the Plan Supplement or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court no later than ten (10) days prior to the deadline for submitting timely Ballots on the Plan. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtor or the Claims Agent in accordance with Article XII(G) of the Plan.

I.	Tax Reporting and Compliance

The Debtor’s Representative and/or the Debtor shall be deemed authorized to request an expedited determination under section 505(b) of the Bankruptcy Code, or otherwise, of the tax liability of the Debtor for all taxable periods ending after the Petition Date through, and including, the Effective Date.

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J.	Special Environmental Provisions

Nothing in the Plan discharges, releases, precludes, or enjoins: (i) any environmental liability to any Governmental Unit that is not a Claim as defined in 11 U.S.C. § 101(5); (ii) any environmental Claim of any Governmental Unit arising on or after the Effective Date; (iii) any environmental liability to any Governmental Unit on the part of any entity as the owner or operator of property after the Effective Date; or (iv) any liability to the United States on the part of any entity other than a Debtor. Nothing in the Plan divests any tribunal of any jurisdiction it may have under environmental law to interpret the Plan.

K.	Filing of Additional Documents

On or before substantial consummation of this Plan, the Debtor may file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

L.	2002 List

On and after the Effective Date, the Claims Agent shall maintain the list of parties entitled to receive notices in this Chapter 11 Case in accordance with Local Rule 2002-1(b) (the “2002 List”). Any party that desires to remain on the 2002 List shall, within thirty (30) days after the Effective Date, file a renewed request for receipt of notices and serve copies of such request by mail upon the Claims Agent and the Debtor’s Representative. The Debtor’s Representative may remove from the 2002 List any party that does not file and serve a renewed request within 30 days after the Effective Date, provided, however, that the Office of the United States Trustee for the District of Delaware shall remain on the 2002 List without the need to file a renewed request for receipt of notices. Any party removed from the 2002 List in accordance with this paragraph shall be added back to the 2002 List promptly upon the filing and service of a renewed request by such party in accordance with this paragraph.

Dated: August 27, 2018	Dex Liquidating Co. (f/k/a Dextera Surgical Inc.)

	By:	/s/ Matthew English
Name: Matthew English
Title: Chief Restructuring Officer

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List of Exhibits

Exhibit “A” – Debtor’s Representative Terms of Engagement

Exhibit “B” – Preserved Causes of Action

Exhibit “A”

Debtor’s Representative Terms of Engagement

_______________, 2018

Delivered Via Email

Dex Liquidating Co.

f/k/a Dextera Surgical Inc.

7 West 41st Avenue - #245
San Mateo, CA 94403

Dear Dex Liquidating Co.:

This letter confirms the engagement of Arch & Beam Global, LLC ("Arch + Beam") to act as Debtor’s Representative to Dex Liquidating Co. (the "Company" or “Debtor”) pursuant to the Debtor’s First Amended Chapter 11 Plan of Liquidation (as may be amended, the “Plan”). This letter agreement (“Agreement”) sets forth the key terms of such Engagement and the basis upon which we will render these services, and confirms our understanding with respect to the determination and payment of fees and the reimbursement of costs and expenses. To the extent anything in this Agreement conflicts with the Plan, the terms and conditions of the Plan will control.

1. Scope of Services and Company Duties. The Company shall engage Arch + Beam once the Plan is confirmed and becomes effective in bankruptcy case # 17-12913 in the District of Delaware, United States Bankruptcy Court (“Bankruptcy Case”). Arch + Beam shall designate Matthew English, CTP, Senior Managing Director, to serve as the Debtor’s Representative under the Plan.

Arch + Beam will also provide financial and operational advisory services that may include financial consultant, disbursing agent and operations advisor.

The powers and duties of the Debtor’s Representative are documented in the Plan, Article V, Section B (b) and may be amended by the Bankruptcy Court.

Current Scope of Services includes:

(i)     implementing the Plan, including making the Distributions contemplated in the Plan, and establishing the Initial Distribution Date, any Subsequent Distribution Date(s), the Final Distribution Date, the date(s) for Distribution(s) to Allowed Claims that are Partially Subordinated and the Shareholders Distribution Date(s), if any;

(ii)     receiving, managing, liquidating, administering, investing, supervising and protecting any Remaining Assets;

(iii)     in accordance with the Debtor’s Representative’s business judgment, conducting an analysis of any and all Claims and prosecuting objections thereto, subordination actions with respect thereto (including without limitation one or more subordination actions regarding Warrant Claims), and/or settling or otherwise compromising such Claims, if necessary and appropriate, in accordance with Article VI(E) of the Plan;

(iv)     maintaining and administering the reserves established pursuant to the Plan and increasing or decreasing the amount in one or more of any such reserves, in accordance with the business judgment of the Debtor’s Representative;

(v)     in accordance with the Debtor’s Representative’s business judgment, commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, and offsets in accordance with the Plan and paying all associated costs;

(vi)     recovering and compelling turnover of the Debtor’s property;

(vii)     paying all amounts payable from the Post-Effective Date Reserve;

(viii)    subject to approval of the Board, liquidating and/or collecting the Remaining Assets;

(ix)     subject to approval of the Board, taking all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH;

(x)     abandoning any property that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims or Interests would not be feasible or cost-effective in the Debtor’s Representative's business judgment;

(xi)     preparing and filing post-Effective Date operating reports;

(xii)     filing all tax returns for the Debtor and defending all audits and proceedings in connection with the Debtor’s tax returns;

(xiii)    paying or causing to be paid from the Post-Effective Date Reserve, any Taxes incurred after Effective Date;

(xiv)    working with regulatory agencies to perform an orderly wind-down of the Debtor’s business and taking any actions the Debtor’s Representative deems necessary or appropriate to comply with state agency regulations;

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(xv)     retaining and compensating such professionals as are necessary and appropriate in furtherance of the Debtor’s Representative's obligations; and

(xvi)    taking such actions as are necessary and reasonable to carry out the purposes of the Plan, including effectuating the terms of the Plan, winding down the Debtor’s business affairs, and seeking a final decree for the Chapter 11 Case.

2. Fees and Billing Practices. In consideration for the services rendered by Arch + Beam hereunder, Arch + Beam will be paid the following fees.

Arch + Beam will be paid on a time and material basis.

a.  Client shall deposit with Arch + Beam, a retainer fee equal to $25,000, payable in the form of a bank transfer within 10 days after the Effective Date of the Plan. Arch + Beam will hold the retainer in its client trust account, and invoices shall become paid to Arch + Beam from the retainer balance and shall then be replenished according to the procedure outlined in section 2.d. ACH Wire instructions are below. Upon termination of the Engagement, the retainer amount shall be credited toward the final invoice and any balance remaining in the retainer will be returned to the Client;

Chase Bank

Arch & Beam Global LLC

Account Number: 187988295

Routing Number:

021000021 for wire transfers

EIN: 45-4172820

b.  Arch + Beam shall be compensated by an amount equal to the number of hours worked multiplied by Arch + Beam’s hourly billing rates for the respective professionals. Bills will be generated every month or another schedule mutually agreeable. Our hourly billing rates are set forth below:

Senior Managing Directors	$425
Managing Directors	$395
Directors	$345
Associates	$250-275
Staff and Admin	$75-125

c. We may incur various costs and expenses, including travel, in the normal course of performing the Engagement under this Agreement. All costs and expenses will be charged at our cost. Mileage will be charged at the current IRS rate, which is $0.545 per mile in 2018.

d. Arch + Beam, as the Debtor’s Representative, shall not be required to file a fee application or otherwise seek approval of the Bankruptcy Court to receive compensation, including compensation for counsel for the Debtor’s Representative and other retained professionals, but such compensation shall be subject to oversight of the Board as follows: The fees, costs and expenses of the Debtor’s Representative, counsel for the Debtor’s Representative and any other retained professionals, may be paid out of the Estate Assets not earlier than (a) ten (10) Business Days after written notice of the proposed action and service of the relevant invoices and/or other relevant documentation on the Board and a majority of the Board have not objected to such action in writing, or (b) in the event of objection by a majority of the Board received by the Debtor’s Representative within such ten (10) day period, the date of approval by Final Order of the Bankruptcy Court.

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3. Indemnification. Company shall indemnify and hold harmless Arch + Beam, its employees, officers, directors, agents, and any controlling person as set forth in the Plan.

4. Term, Discharge and Withdrawal. The Board by a majority vote of its members may discharge Arch + Beam at any time and we have the right to withdraw from this engagement with 15 days notice. If you are dissatisfied for any reason, we will cease our efforts and return the unused portion of the retainer to you. Arch + Beam will return the unused portion of the retainer to Company, less an amount for fees and expenses incurred to that time. Reasons for our withdrawal may include, but are not limited to, your breach of this Agreement, your refusal to cooperate with us or any fact or circumstance that would make us unable to gain access to the information or personnel required to complete the scope of this engagement. The provisions of this Agreement shall survive any termination of this Agreement.

6. Intellectual Property and Confidentiality.

a)     Trade Secrets. Company acknowledges and agrees that Arch + Beam owns and shall retain all right, title and interest, including without limitation all intellectual property rights, in any and all of its evaluation methodologies and tools, formulae, software, (including all source or object code) and other property developed by Arch + Beam either prior to or pursuant to Arch + Beam’s performance under this Agreement (the “Trade Secrets”). Company agrees to use these methodologies, tools and templates only for the Company’s use as part of this Agreement. Company will not distribute these materials to any third-party (other than their accountant or attorney) unless receiving prior written authorization from Arch + Beam.

b)     Confidential and Proprietary Information. Company and Arch + Beam each agree to keep confidential and not disclose or use, except in performance of its obligations under the Engagement Letter and this Agreement, confidential or proprietary information related to the other party’s technology or business (“Confidential Information”). For purposes hereunder, all information not in the “public domain” shall be deemed Confidential Information. Company acknowledges that Arch + Beam’s evaluation methodologies and related Trade Secrets constitute valuable proprietary assets of Arch + Beam, and Company agrees not to use such Confidential Information for its own commercial benefit or for any purpose except in accordance with the specific terms of the Engagement Letter and this Agreement. Company and Arch + Beam both agree that they will take all reasonable measures to protect the secrecy of and avoid disclosure or use of the other party’s Confidential Information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such Confidential Information. Such measures shall include the degree of care that the party utilizes to protect its own trade secrets and other proprietary and confidential information of a similar nature, which shall be no less than reasonable care. Each party agrees to notify the other party in writing of any misuse or misappropriation of any Confidential Information that may come to such party’s attention. The phrase "public domain" shall mean readily accessible to the public in a written publication, and shall not include information that is only available by a substantial searching of the published literature, nor shall it include information the substance of which must be pieced together from a number of different publications and/or sources.

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Unless this Engagement Letter is filed with the Bankruptcy Court on the public docket, the Company and Arch + Beam further agree that the Engagement Letter and its terms and conditions are confidential, and each agrees that it shall not disclose any of the foregoing to any other person or entity except in confidence to their respective attorneys and accountants (and employees, consultants, and advisors on a strict “need to know” basis), or as may be required by applicable law or regulation.

7.     Standard of Care. Arch + Beam warrants that its Services shall be performed by personnel possessing competency consistent with applicable industry standards. No other representation, express or implied, and no warranty or guarantee is included or intended in this Agreement, or in any report, opinion, deliverable, work product, document or otherwise. Furthermore, no guarantee is made as to the efficacy or value of any Services performed. THIS SECTION SETS FORTH THE ONLY WARRANTIES PROVIDED BY ARCH + BEAM CONCERNING THE SERVICES AND RELATED WORK PRODUCT. THIS WARRANTY IS MADE EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY WARRANTIES OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, OR OTHERWISE.

Arch + Beam personnel are not CPAs, attorneys or tax specialists. Company should consult its professional advisors for accounting, tax and legal questions.

8. Liability. Company agrees to limit Arch + Beam’s liability to Company (and any other third party) for any damage on account of any error, omission or negligence to a sum not to exceed the amount of the payment received by Arch + Beam for the particular service provided giving rise to the claim. The limitation of liability set forth herein is for any and all matters for which Arch + Beam may otherwise have liability arising out of or in connection with this Agreement, whether the claim arises in contract, tort, statute or otherwise.

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Company’s exclusive remedy for any claim arising out of or relating to this Agreement will be to request in writing that Arch + Beam either (i) use commercially reasonable efforts to cure, at Arch + Beam’s expense, the matter that gave rise to the claim for which Arch + Beam is at fault; or (ii) return the Fees paid by Company for the particular service provided that gives rise to the claim, subject to the limitation contained in this Section. Company agrees that it will not allege that this remedy fails its essential purpose.

EXCEPT AS PROVIDED HEREIN, IN NO EVENT SHALL ARCH + BEAM BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, NOR SHALL ARCH + BEAM BE LIABLE FOR ANY GENERAL, SPECIAL, INDIRECT, TORT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER DAMAGES, HOWEVER CAUSED, IN EXCESS OF THE AMOUNTS PAID BY COMPANY UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA OR CONTENT, LOSS OF PROFITS OR LOSS OF BUSINESS OR GOODWILL ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR OF ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THE ESSENTIAL PURPOSE OF THIS SECTION IS TO LIMIT THE POTENTIAL LIABILITY OF ARCH + BEAM ARISING OUT OF THIS AGREEMENT. COMPANY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE ALLOCATION OF RISK IS REFLECTED IN THE FEES PAYABLE HEREIN.

9. Force Majeure. Arch + Beam shall not be responsible for delays or failures (including any delay by Arch + Beam to render Services) if such delay arises out of causes beyond its control. Such causes may include, but are not limited to, acts of God or of the public enemy, fires, floods, epidemics, riots, strikes, freight embargoes, earthquakes, electrical outages, computer or communications failures, and severe weather, and acts or omissions of subcontractors or third parties.

10. Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

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11. Entire Agreement. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed in accordance with the laws of the State of California. To the extent permitted by law, each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement. This Agreement incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto and shall be binding upon and inure to the benefit of the Company, Arch + Beam, and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives.

If the foregoing correctly sets forth the understanding and agreement between Arch + Beam and the Company, please so indicate in the space provided below, whereupon this letter shall constitute a binding agreement as of the date first above written.

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Agreed to by:

Arch & Beam Global LLC

By:

Title:

Date:

Dex Liquidating Co. By: Title: Date:

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Exhibit “B”

Preserved Causes of Action

●	All Causes of Action related to the Aesculap APA and/or the Aesculap Escrow Agreement.

●

All Causes of Action related to Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims, including, but not limited to, Causes of Action for subordination under section 510 of the Bankruptcy Code.

●	Any other Causes of Action of the Debtor.

Exhibit “B”

Estimated Assets and Anticipated Costs of Plan Implementation/Administration

Dex Liquidating Co.: Disclosure Statement Exhibit B		Waterfall and Liquidation Analysis Scenarios
Estimated Assets & Anticipated Costs of Plan Implementation/Administration		Scenario A: Lower Asset Recoveries and Higher Claim & Expense Levels		Scenario B: Higher Asset Recoveries and Lower Claim & Expense Levels
in $000's USD
	7/31/2018	Recovery Scenario A		Recovery Scenario B
Assets	MOR	%	$ Scenario A	%	$ Scenario B	Notes
Cash	6,356	100%	6,356	100%	6,356
Accounts Receivables, net	78	25%	20	50%	39
Prepaid Expenses and Other Current Assets	425	48%	204	55%	234
Other Assets (Indemnification Escrow)	2,000	0%	-	95%	1,900
Restricted Cash	19	50%	10	100%	19
TOTAL ASSETS	8,878		$6,589		$8,548

	7/31/2018 Estimated	Scenario A: Higher Range of Claims & Expenses		Scenario B: Lower Range of Claims & Expenses
Secured, Administrative & Priority Claims Reserve		%	$ Scenario A	%	$ Scenario B	Notes
Secured Claims	-	100%	-	100%	-
Priority Tax Claims	(191)	100%	(191)	100%	(172)
Administrative Claims (not paid by Eff. Date)	(75)	100%	(75)	100%	(68)

Post-Petition Expenses & A/P (Pre-Effective Date)					-
Wind-down Expenses Dex Liq. Co. (paid pre-effective date)	(623)	100%	(623)	100%	(525)	4
Interim Management Services (paid pre-effective date)	(174)	100%	(174)	100%	(156)	1, 4
Professional Fee Reserve (Pre-Effective Date)	(661)	100%	(661)	100%	(595)	1, 4

Post-Effective Date Reserves
Post-Effective Date Wind-down Reserve	(1,627)	100%	(1,627)	100%	(1,036)	2, 4

Unsecured Claims
General Unsecured Claims , net of cure payments	(4,797)	100%	(2,786)	100%	(2,786)	3, 4

TOTAL CASH AVAILABLE TO EQUITY			$452		$3,210

		Estimated Range of Recovery to Creditors
Estimated Range of Recovery by Creditor Class		% Scenario A	$ Scenario A	% Scenario B	$ Scenario B
Secured Claims		100%	N.A.	100%	N.A.
Administrative Claims		100%	$3,160	100%	$2,380	5
Priority Claims		100%	$191	100%	$172
General Unsecured Claims (including warrant claims)		100%	$2,786	100%	$2,786

Starting Common Shares	48,206,226
Shares: Series B Convertible Preferred Stock	172	Estimated Range of Recovery to Common Shareholders
x Conversion: 3,703 Common Shares per Series B Preferred	3,703	# Com. Shrs	$/shr Scenario A	# Com. Shrs	$/shr Scenario B
= Additional Common Shares from Series B Preferred	636,916
Ending Common Shares	48,843,142	48,843,142	$0.009	48,843,142	$0.066

Notes:

(1) Professional Fee Reserve (Pre-Effective Date) and Interim Management Services line-items assume that proposed settlement with warrant holders with timely filed claims is approved by the Bankruptcy Court.

(2) Post-Effective Date Wind-down Reserve assumes proposed settlement with warrant holders with timely filed claims is approved by the Bankruptcy Court.

(3) The General Unsecured Claims amount previously estimated to be $4,797K, has been reduced to $2,786K, reflecting the proposed settlement of certain Fundamental Transaction claims made by two warrant holders, which claims were timely filed. The amount of $2,786K includes $850K to settle these claims pending court approval.

(4) Assumes a Plan Effective Date during late November 2018.
(5) Includes forecasted post-effective date administrative expenses.

Exhibit “C”

Assumed Executory Contracts/Unexpired Leases and Related Cure Amounts

Dex Liquidating Co.
List of Contracts to be assumed post-effective date

Company	Contract Description	Address	Address # 2	City	State	Zip	Country	Cure Claim
ADP 401K Services for DEXTERA SURGICAL INC. 401(K) PLAN*	Retirement Plan Services	820 N. MCCARTHY BLVD		MILPITAS	CA	95035	USA	$0.00
ADP Payroll*	Payroll Services	820 N. MCCARTHY BLVD		MILPITAS	CA	95035	USA	$0.00
Bird & Bird LLP	International Legal Services	Maximiliansplatz 22		Munchen		80333	GERMANY	$0.00
Datasafe	Data Archiving & Storage Services	P.O. Box 7794		San Francisco	CA	94120	USA	$0.00
HSA Bank*	Employee Health Care Savings Account Services	605 North 8th Street, Suite 320		SHEBOYGAN	WI	53081	USA	$0.00
MEDDDBASE GMBH	Dextera Surgical GmbH (International) Administrative Services	GOTTLIEB-DAIMLER STR. 43	ATTN: WALTER MUTSCHLER	LAICHINGEN		D89150	GERMANY	$16,448.55
RDG Filings	SEC Filing Services	P.O. BOX 883213		SAN FRANCISCO	CA	94188-3213	USA	$0.00

* These services are being terminated pre-Effective Date, but out of the abundance of caution, Dex Liquidating Co. is assuming these agreements in case the termination steps cannot be completed by the Effective Date.

Exhibit “D”

Form of Series 1 and 2 Warrants

[SERIES 1] [SERIES 2] COMMON STOCK PURCHASE WARRANT

DEXTERA SURGICAL INC.

Warrant Shares: _______	Initial Exercise Date: _____, 2017

THIS [SERIES 1] [SERIES 2] COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after _________, 2017 (the “Initial Exercise Date”) and on or prior to the close of business on the [five (5) year]1 [one (1) year]2 anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Dextera Surgical Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms shall have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

___________________________

[1]	Series 1 Warrant
[2]	Series 2 Warrant

1

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-216625).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare, Inc. and Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of _______________ and a facsimile number of ______, and any successor transfer agent of the Company.

“Warrant Agency Agreement” means that certain warrant agency agreement, dated on or about the Initial Exercise Date, between the Company and the Warrant Agent.

“Warrant Agent” means the Computershare, Inc. and Computershare Trust Company, N.A. and any successor warrant agent of the Company pursuant to the Warrant Agency Agreement.

“Warrants” means this Warrant and other Common Stock Purchase Warrants issued by the Company pursuant to the Registration Statement.

Section 2. Exercise.

a) Exercise of Warrant. Subject to the provisions of Section 2(e) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be [$_____]3 [$_____]4, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (C)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

___________________________

[3]	Series 1 Warrant
[4]	Series 2 Warrant

3

(C) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) the earlier of (A) three (3) Trading Days after the delivery to the Company of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

4

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

5

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7

f) [Call Provision. Subject to the provisions of Section 2(e) and this Section 2(f), if, after the two (2) year anniversary of Initial Exercise Date, (i) the VWAP for each of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Initial Exercise Date) exceeds $____5 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the average daily volume for such Measurement Period exceeds $350,000 per Trading Day and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries or any of their officers, directors, employees, agents or Affiliates, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $.001 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Company for the sale of all such Warrant Shares to the Holder, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Warrant Shares, and (5) the issuance of the shares shall not cause a breach of any provision of Section 2(e) herein. The Company’s right to call the Warrants under this Section 2(f) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.]6

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

___________________________

[5]	300% of Exercise Price
[6]	Series 1 Warrant only

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b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation. To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant) (collectively, the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed on a Trading Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded common stock of such Successor Entity and only if such Fundamental Transaction is within the Company’s control, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall have the option to require the Company or any Successor Entity to purchase its Warrant for the Black Scholes Value of the unexercised portion of this Warrant as of the date of consummation of such Fundamental Transaction using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. Any cash payment will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, if, at any time while this Warrant is outstanding, a Fundamental Transaction occurs, pursuant to the terms of this Section 5(d), the Holder shall not be entitled to receive more than one of (i) the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction, (ii) an amount of cash equal to the Black Scholes Value of the remaining unconverted portion of this Warrant on the date of the consummation of such Fundamental Transaction, or (iii) the assumption by the Successor Entity of all of the obligations of the Company under this Warrant and the other Transaction Documents and the option to receive a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or e-mail a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or e-mail to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. If this Warrant is not held in global form through DTC (or any successor depositary), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond, unless the Holder has elected to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 900 Saginaw Drive, Redwood City, California 94063, Attention: ________, facsimile number: _________, email address: _______________, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company, or if no such facsimile number, e-mail address or address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i) Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depositary), this Warrant is issued subject to the Warrant Agency Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DEXTERA SURGICAL INC.

By:
Name:
Title:

16

NOTICE OF EXERCISE

To: Dextera Surgical Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

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